UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

( Amendment No.    )

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iPASS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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3800 Bridge Parkway, Redwood Shores, California 94065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On August 18, 2009

TO THE STOCKHOLDERS:

You are cordially invited to attend a Special Meeting of Stockholders of iPass Inc., a Delaware corporation. The special meeting will be held on August 18, 2009, at 9:00 a.m. local time at iPass’ offices located at 3800 Bridge Parkway, Redwood Shores, CA 94065, for the following purposes:

1.	To consider and vote upon proposed amendments to the iPass Inc. 2003 Equity Incentive Plan, iPass Inc. 2003 Non-Employee Directors Plan, iPass Inc. 1999 Stock Option Plan, GRIC Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan, and GRIC Communications, Inc. 1999 Equity Incentive Plan.

2.	To consider and vote upon proposed amendments to iPass’ Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the special meeting is July 10, 2009. Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. All stockholders will be required to show proof that they held shares as of the record date in order to be admitted to the special meeting.

We hope you will be able to attend the special meeting, but if you cannot do so, it is important that your shares be represented. We urge you to read the proxy statement carefully, and to vote for the proposals by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the special meeting. Instructions are provided on the proxy card. Any proxy may be revoked at any time prior to its exercise at the special meeting as described in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on August 18, 2009, at 9:00 a.m. local time at 3800 Bridge Parkway, Redwood Shores, CA 94065.

The proxy statement is available at www.ipass.com/proxy.

By Order of the Board of Directors

/s/ Evan L. Kaplan
Evan L. Kaplan
President and Chief Executive Officer

Redwood Shores, California

July 13, 2009

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy card issued in your name from that record holder.

3800 Bridge Parkway, Redwood Shores, California 94065

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

August 18, 2009

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of iPass Inc. (“iPass”) is soliciting your proxy to vote at a special meeting of Stockholders. You are invited to attend the special meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the special meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about July 20, 2009 to all stockholders of record entitled to vote at the special meeting.

Who can vote at the special meeting?

Only stockholders of record at the close of business on July 10, 2009 will be entitled to vote at the special meeting. On this record date, there were 62,285,944 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on July 10, 2009, your shares were registered directly in your name with iPass’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 10, 2009, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

1.	Approval of amendments to certain of iPass’ equity incentive plans.

2.	Approval of amendments to iPass’ Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split.

How do I vote?

For all the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. All stockholders as of the record date, or their duly appointed proxies, may attend the special meeting.

Whether or not you plan to attend the special meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-652-VOTE using a touch-tone phone and follow the recorded instructions. You will be asked to provide information from the enclosed proxy card. Your vote must be received by 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time) on August 17, 2009 to be counted.

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To vote on the Internet, go to www.investorvote.com/IPAS to complete an electronic proxy card. You will be asked to provide information from the enclosed proxy card. Your vote must be received by 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time) on August 17, 2009 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from iPass. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of July 10, 2009.

What if I return the proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the approval of amendments to iPass’ equity incentive plans and “For” the approval of amendments to iPass’ Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted. Only your latest dated proxy for each account will be voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the special meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065.

•	You may attend the special meeting and vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 20, 2010, to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065; however, if our 2010 annual meeting of stockholders is held before May 25, 2010 or after July 24, 2010, your proposal must be received a reasonable time before we print and mail our proxy materials. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our bylaws, you must provide specified information to us between February 24, 2010 and March 26, 2010; however, if our 2010 annual meeting of stockholders is held before May 25, 2010 or after July 24, 2010, your proposal must be received between 90 and 120 days before the meeting, or not more than 10 days after we announce the date of the meeting. If you wish to submit a stockholder proposal or nomination, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “For” and “Against” votes and abstentions and broker non-votes with respect to each proposal. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

We urge you to provide instructions to your broker or nominee so that your votes may be counted on these important matters. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

How many votes are needed to approve each proposal?

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To be approved, Proposal No. 1, approving amendments to certain of iPass’ equity incentive plans must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 2 approving amendments to iPass’ Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split must receive a “For” vote from the majority of outstanding shares of common stock. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the special meeting or by proxy. On the record date, there were 62,285,944 outstanding and entitled to vote. Thus 31,142,973 shares must be represented by stockholders present at the special meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting or the Chairman of the meeting may adjourn the special meeting to another date.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting. Final voting results will be published in our quarterly report on Form 10-Q for the third quarter of 2009.

Background to the Solicitation

The Board has called this special meeting of stockholders pursuant to an agreement dated June 2, 2009 (the “Agreement”) between iPass and Foxhill Opportunity Master Fund, L.P., Foxhill Opportunity Fund, L.P., Foxhill Opportunity Offshore Fund, LTD., Foxhill Capital (GP), LLC, and Foxhill Capital Partners (collectively, “Foxhill”), pursuant to which iPass settled a proxy contest pertaining to the election of directors to the Board at the 2009 Annual Meeting. Pursuant to the terms of the Agreement, Mr. Kenneth Traub was elected as a director of iPass, and Foxhill agreed to support the Board’s slate of directors and to refrain from taking certain actions not supported by the Board, and iPass agreed to take the actions described below. iPass filed a complete copy of the Agreement with the SEC on June 3, 2009, as an exhibit to its Current Report on Form 8-K.

The Agreement provides, among other things, and subject to the limitations set forth in the Agreement, that:

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iPass will seek stockholder approval of an amendment to iPass’ outstanding equity awards and related plans to cause the value of the awards not to be impaired by a return of capital to iPass’ stockholders;

•	if such stockholder approval is received, iPass will pay a dividend of $20 million pursuant to the declaration of its Board (the “Extraordinary Dividend”); and

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iPass will use its commercially reasonable efforts to return an additional $20 million to the iPass stockholders by the end of 2009 by tender offer or other means (such second return of capital, in whatever form determined by the Board, the “Second Capital Reduction”); if the Board determines that the Second Capital Reduction shall be in the form of a self tender offer, and such self tender offer shall not be fully subscribed, then the delivery of less than the full $20 million of the Second Capital Reduction shall not be a breach of the Agreement, and the Board shall use the remaining portion of the Second Capital Reduction for a stock buyback program or a cash dividend to be completed on or prior to December 31, 2010.

However, the Board shall not be obligated to return any amount of cash if (a) the Board shall have submitted the return of the cash to the iPass stockholders for approval and the iPass stockholders shall not have approved the return of cash, or (b) the Board shall have determined, with the advice of counsel, that the return of the cash would cause the Board to be in breach of its fiduciary duties, or to be in violation of applicable law.

The Board determined, in connection with the approval of the Agreement, to declare the Extraordinary Dividend, in an amount per share of $0.32, provided that the iPass stockholders approve Proposal 1.

Stock Award Adjustments if Proposal 1 is Approved

iPass currently has equity awards outstanding under each of:

•	the iPass Inc. 2003 Equity Incentive Plan (the “2003 Plan”);

•	iPass Inc. 2003 Non-Employee Directors Plan (the “2003 Director Plan”),

•	iPass Inc. 1999 Stock Option Plan (the “1999 Plan”);

•	GRIC Communications, Inc. 1999 Equity Incentive Plan (the “GRIC 1999 Plan”); and

•	GRIC Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan (the “GRIC 1997 Plan”).

The 2003 Plan, the 2003 Directors Plan, the 1999 Plan, the GRIC 1999 Plan, and the GRIC 1997 Plan, are collectively referred to as the “iPass Plans.”

As described in Proposal 1 below, the amendments to the iPass Plans would enable the Board to adjust the number of shares subject to outstanding stock awards and, in the case of stock options, the exercise prices of such stock options, to address the diminution of value of those awards as a result of a cash dividend other than an ordinary dividend, such as the Extraordinary Dividend and, if implemented as a dividend, the Second Capital Reduction. In the event that Proposal 1 is approved and the Extraordinary Dividend is paid, the Board has determined to adjust the then outstanding equity awards as set forth immediately below. Certain of the adjustments described below were determined based on the facts and circumstances expected to exist at the time of the Extraordinary Dividend. If such facts and circumstances do not in fact exist, the Board has reserved the discretion to alter such adjustments without obtaining further stockholder approval. Furthermore, any adjustment to outstanding equity awards to be made in connection with an extraordinary dividend, other than the Extraordinary Dividend, may differ from the adjustments set forth below. No stockholder approval need be sought in connection with such adjustment whether or not the adjustment follows the adjustments described below.

Objective and Methodology of Adjustment

Because holders of equity awards providing for the future issuance of shares of iPass common stock would be disadvantaged if existing terms were not modified in the event of an extraordinary dividend, if Proposal 1 is approved the Board currently intends to adjust the terms of such equity awards as described below to address the diminution of value of those awards as a result of the Extraordinary Dividend. The Board established the methodology for the adjustments with the intent: (a) to address the diminution in the value of the outstanding equity awards caused by the payment of the Extraordinary Dividend; (b) to preserve the tax status of existing options; and (c) to prevent the option holder from incurring negative tax consequences that could otherwise result from modifications of existing options.

The Board established formulas that would modify existing equity award terms to meet the goals described above that, which (a) in the case of stock options, would cause a reduction of the option’s exercise price and in certain circumstances the grant of additional option shares if the reduction in exercise price is less than the Extraordinary Dividend, and (b) in the case of restricted stock unit awards and performance awards, would cause an increase in the number of shares subject to the awards. Options would be treated differently based on whether they were (a) “in-the-money” (meaning that the exercise price is less than the fair market value of our common stock prior to the Extraordinary Dividend), (b) not “in-the-money” but have an exercise price less than $2.75, or (c) have an exercise price greater than or equal to $2.75

For “in-the-money” options, the Board intends to reduce the option’s exercise price and, in the event the exercise price does not decline by the full amount of the Extraordinary Dividend, the option would be modified so that additional shares would be subject to the option at the reduced exercise price, and in certain circumstances new at-the-money options would be granted. This combination is intended to address the diminution in value to the option from the Extraordinary Dividend and to attempt to preserve the option’s spread (amount of value the option holder would receive upon immediate exercise and sale of the underlying stock) that existed prior to the Extraordinary Dividend.

For out-of-the-money options, the Board intends to reduce the option’s exercise price and, in the event the exercise price does not decline by the full amount of the Extraordinary Dividend and the option has exercise price less than $2.75, new at-the-money options would be granted to address the address the diminution in value to the option from the Extraordinary Dividend. For out-of-the money options with exercise prices greater than or equal to $2.75, no additional options would be granted, as the likelihood of these options being exercised was low.

For restricted stock unit awards and performance awards, the number of shares would be adjusted so that the total value of the award, calculated by the number of shares multiplied by the fair market value of our common stock prior to the Extraordinary Dividend, would equal the number of shares multiplied by the fair market value of our common stock after the Extraordinary Dividend.

Formulas for Adjustment

Definitions. To help our stockholders understand how the equity awards would be adjusted, we have used the following definitions:

•	PreFMV = pre-dividend stock price = average of the closing stock prices on the Nasdaq Stock Market on last three trading days prior to the ex-dividend date

•	PostFMV = post-dividend stock price = average of closing stock prices on the Nasdaq Stock Market on the ex-dividend date and the next two trading days

•	OldExercisePrice = exercise price of the option prior to the ex-dividend date

•	NewExercisePrice = exercise price of the option after the adjustment to the exercise price

•	OldShares = number of shares subject to the award prior to the ex-dividend date

•	AdditionalShares = number of shares resulting from the adjustment to an option, or grant of additional option

•	Dividend = the amount per share of the Extraordinary Dividend (expected to be $0.32)

•	In-the-Money Option = an option in which the OldExercisePrice is less than the PreFMV

•	Out-of-the-Money Option = an option in which the OldExercisePrice is greater than the PreFMV

Adjustments to Options

Step 1—Adjustment to the exercise price of OldShares (all options)

In the first step, the new exercise price of the options would be calculated as a function of the change in value of the company’s stock price, as follows:

NewExercisePrice = OldExercisePrice x (PostFMV/PreFMV)

provided, however, that for Out-of-the-Money Options, in no event will the NewExercisePrice be less than the NewExercisePrice obtained by applying the following formula:

NewExercisePrice = OldExercisePrice x ((PreFMV – Dividend)/PreFMV)

Step 2—Additional shares resulting from modification of an option or grant of a new option

All options with an exercise price equal to or less than $2.75 would be modified or additional options would be granted according to the following formula, if the exercise price reduction received is less than the Dividend:

AdditionalShares = [OldShares x (Dividend – (OldExercisePrice – NewExercisePrice))]PreFMV

The exercise price of the options for AdditionalShares for Out-of-the-Money Options would be the fair market value on the date of grant. For In-the-Money Options, the exercise price of the options for AdditionalShares would be the NewExercisePrice for the maximum number of shares that would not result in an adverse tax consequence to the option holder, with the remaining additional options, if any, having an exercise price equal to the fair market value on the date of grant. Options for AdditionalShares at the NewExercisePrice will be deemed to be a modification of the In-of-the-Money Options, while options for AdditionalShares at the money will be deemed to be a new option grant. In no event would the total “spread” (i.e. the total value by which an option is in-the-money) of an option be increased by the modification giving rise to AdditionalShares at the NewExercisePrice.

The portions of the options relating to the AdditionalShares would be vested or unvested in proportion to the number of options to which they relate immediately before the adjustment, and the additional unvested shares will vest on the remaining vesting dates applicable to such option, in proportion to the number of options that vest on each of those dates.

Adjustments to Restricted Stock Unit Awards and Performance Stock Awards. iPass restricted stock units and performance stock awards are the right to receive iPass common stock if the vesting conditions are met. As a result, the holders of these awards will not receive dividends until the awards vest and the shares are issued. Consequently, if the stockholders approve Proposal 1, restricted stock units and performance stock awards that are outstanding immediately prior to the ex-dividend date for the Extraordinary Dividend will be adjusted as follows to preserve the value of those awards:

TotalNewShares = OldShares x PreFMV/(PreFMV – Dividend)

where TotalNewShares is the total number of shares subject to the award after the Extraordinary Dividend.

The additional shares that result from these adjustments would vest on the remaining vesting dates or achievement of performance criteria applicable to such award, in proportion to the number of shares subject to the awards that would vest on each of those dates.

Maximum Number of Shares Issuable under each Plan. The maximum number of shares issuable under each plan will be increased by the additional number of shares covered by options, restricted stock unit awards, and performance stock awards outstanding under such plan as a result of the adjustments. As a result, the number of shares remaining available for future awards under each plan immediately before the adjustments will be the same as the number of shares remaining available for future awards immediately after the adjustments. As of June 30, 2009, there were options to purchase 8,514,893 shares of our common stock outstanding, and restricted stock units and performance shares outstanding with respect to 500,000 shares. iPass currently estimates that the additional shares issuable under the iPass plans as a result of the adjustments will be between 800,000 to 1,000,000.

Different Treatment in Certain Jurisdictions

The above examples describe the adjustments that would apply to the vast majority of our outstanding stock options and all outstanding unvested restricted stock units and performance stock awards. Stock options held by employees in countries in which iPass determines there may be unfavorable tax consequences to employees as a result of an adjustment will not be adjusted for extraordinary dividends. In lieu of an adjustment, the Board may make additional grants to those persons, at its discretion, on a case-by-case basis.

PROPOSAL 1

AMENDMENTS TO IPASS’ EQUITY INCENTIVE PLANS

On June 24, 2009, the Board amended the iPass Plans, subject to stockholder approval (the “Plan Amendments”). The Plan Amendments would provide general authority to make adjustments in the event of any extraordinary cash dividend, including the Extraordinary Dividend and, if the Board determines to implement the Second Capital Reduction as a dividend, the Second Capital Reduction. If any other extraordinary cash dividends to stockholders other than normal cash dividends are declared in the future, the Plan Amendments would grant the Board authority to make adjustments to outstanding awards, which may or may not be identical to the adjustments described under the caption “Stock Award Adjustments if Proposal 1 is Approved” above. The Plan Amendments will not override the requirement that iPass obtain stockholder approval for a repricing of awards that is not pursuant to the adjustments provided in the event of an extraordinary cash dividend. The Plan Amendments would only apply to the declaration and payment of extraordinary cash dividends, similar to the adjustments that are currently permitted under the stock plans for other types of capital events such as a stock split, stock dividend, or recapitalization.

For the reasons described in the section above captioned “Background to the Solicitation,” iPass is seeking stockholder approval of an amendment to iPass Plans that will result in (1) enabling the Board to adjust awards outstanding under the relevant plans to address the diminution in value of the stock option awards, restricted stock units and performance stock awards as a result of the declaration and payment of extraordinary cash dividends to iPass’ stockholders and (2) an increase in the share reserve for the relevant plan to accommodate any increase in the number of outstanding awards as a result of the adjustment to the outstanding awards. The proposed adjustments to iPass’ outstanding equity awards as a result of the Extraordinary Dividend are described above under the caption “Stock Award Adjustments if Proposal 1 is Approved.” If this Proposal 1 is approved, the Board will declare the Extraordinary Dividend as soon as practicable following stockholder approval. Further, following the payment of the Extraordinary Dividend, iPass, through its Board, will use its commercially reasonable efforts to return an additional $20 million to the iPass stockholders by the end of 2009 by tender offer or other means. If the Board approves the Second Capital Reduction in the form of a cash dividend, it intends to make adjustments to outstanding equity awards similar to the ones proposed in connection with the Extraordinary Dividend. Consequently, approval of this Proposal 1 constitutes approval to make the adjustments to outstanding equity awards described above. If this Proposal 1 is not approved, iPass does not intend to pay the Extraordinary Dividend or the Second Capital Reduction.

The Board has amended the iPass Plans in similar ways to permit the Board to adjust awards, the numeric grant limitations in each plan, and the number of shares covered in each plan in the event of any extraordinary cash dividend to stockholders.

Amendment to iPass Inc. 2003 Equity Incentive Plan

The iPass Inc. 2003 Equity Incentive Plan was adopted by the Board of Directors on January 15, 2003 and approved by our stockholders on March 17, 2003.

As of June 30, 2009, awards (net of canceled or expired awards) covering an aggregate of 5,935,509 shares of our common stock had been granted under the 2003 Plan and approximately 10,070,488 shares of our common stock (plus any shares that might in the future be returned to the 2003 Plan as a result of cancellations or expirations or the reacquisition by iPass of issued shares) remained available for future grants under the 2003 Plan. The market value of the shares of common stock underlying the options and rights under the 2003 Plan was $25,609,595.20 as of June 30, 2009.

On June 24, 2009, the Board approved an amendment, subject to stockholder approval, to restate Section 11(a) of the 2003 Plan to read as follows (additions are marked in bold underline font and deletions are shown in bold strikeouts):

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) CAPITALIZATION ADJUSTMENTS. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend ~~in property~~ other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

Description of the iPass Inc. 2003 Equity Incentive Plan, as Amended and Restated, Subject to Stockholder Approval

The following is a summary description of the 2003 Plan, as proposed to be amended and restated. The full text of the 2003 Plan is attached to the proxy statement as filed with the SEC, including the change that this proposal would effect if approved by our stockholders at the special meeting.

General

The 2003 Plan provides for the grant of nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock and other awards based in whole or in part by reference to iPass common stock. Nonstatutory stock options are options that do not qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). See “Federal Income Tax Consequences Relating to the iPass Plans, as Amended and Restated” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the 2003 Plan to provide a means to secure and retain the services of employees, directors and consultants of iPass and to provide incentives for such individuals to exert maximum efforts for the success of iPass and its affiliates.

Administration

The Compensation Committee has been delegated authority by the Board to administer the 2003 Plan. Subject to the provisions of the 2003 Plan, the Compensation Committee has the power to determine the terms and conditions applicable to each award made under the 2003 Plan, including the exercise or purchase price, the vesting schedule and the ability to exercise an award prior to vesting and the provisions related to the impact of a termination of employment or service on outstanding awards.

Stock Subject to the 2003 Plan

An aggregate of 7,500,000 shares of common stock were reserved for issuance under the 2003 Plan, plus an annual increase to be added on the first day of each fiscal year for a period of 20 years, commencing on the first day of the fiscal year that begins on January 1, 2004 and ending on (and including) the first day of the fiscal year that begins on January 1, 2024, equal to the lesser of (a) 5% of the outstanding common stock of iPass or (b) an amount determined by the Board. In addition, shares subject to stock awards granted under the iPass 1999 Stock

Option Plan that expire or otherwise terminate without being exercised are available for issuance under the 2003 Plan. The shares of common stock subject to the 2003 Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

If an award granted under the 2003 Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock are not issued, are withheld upon the exercise of an award or are forfeited to or repurchased by iPass, then the shares of common stock that are not issued or are withheld or reacquired under such award shall again become available for issuance under the 2003 Plan.

Eligibility

Awards may be granted under the 2003 Plan only to employees, directors and consultants of iPass. As of June 30, 2009, there were approximately 450 employees and consultants and nine non-employee directors eligible to receive awards under the 2003 Plan.

Terms of Options

Options will be granted under the 2003 Plan pursuant to stock option agreements. Each option agreement will include the following provisions.

Exercise Price. The exercise price of options granted under the 2003 Plan will be determined by the Compensation Committee in its discretion.

Consideration. The exercise price of options granted under the 2003 Plan may be paid, to the extent permitted by applicable law, by cash or at the discretion of the Compensation Committee (a) by delivery of other common stock of iPass, (b) according to a deferred payment or other similar arrangement with the optionholder, (c) upon the net exercise of the option or (d) in any other form of legal consideration that may be acceptable to the Compensation Committee.

Vesting. Options granted under the 2003 Plan may become exercisable in periodic increments (“vest”) as determined by the Compensation Committee. Shares covered by currently outstanding options under the 2003 Plan typically vest over a four year period during the participant’s employment by, or service as a director or consultant to, the Company or an affiliate. Shares covered by options granted in the future under the 2003 Plan may be subject to different vesting terms. Options granted under the 2003 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows iPass to repurchase unvested shares if the participant’s service terminates before vesting.

Termination of Service. Options granted under the 2003 Plan generally terminate three months after termination of the participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (b) the participant dies before the participant’s service has terminated, or within three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (c) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer. Unless provided otherwise by the Compensation Committee, a participant in the 2003 Plan may not transfer an option other than by will or by the laws of descent and distribution. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by iPass pursuant to an early exercise arrangement may be subject to restrictions on transfer that the Board deems appropriate.

Terms Of Restricted Stock Awards

Restricted stock awards will be granted under the 2003 Plan pursuant to restricted stock award agreements. Each restricted stock award agreement will include the following provisions.

Consideration. A restricted stock award may be awarded in consideration for past or future services actually rendered to iPass or an affiliate, or any other form of legal consideration that may be acceptable to the Compensation Committee.

Vesting. Shares of stock acquired under a restricted stock award may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Compensation Committee.

Termination of Service. Upon termination of a participant’s service, iPass may reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award agreement.

Restrictions on Transfer. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the applicable restricted stock award agreement.

Terms Of Phantom Stock Awards

Phantom stock will be granted under the 2003 Plan pursuant to phantom stock award agreements. Each phantom stock agreement will include the following provisions.

Consideration. Phantom stock may be awarded for any form of legal consideration that may be acceptable to the Board.

Vesting. The Compensation Committee may impose such restrictions or conditions on the vesting of the phantom stock as it deems appropriate.

Payment. Phantom stock may be paid in common stock or in cash or in any combination of the two.

Termination of Service. Upon termination of a participant’s service, iPass may reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable phantom stock award agreement.

Terms Of Stock Appreciation Rights

Stock appreciation rights will be granted under the 2003 Plan pursuant to stock appreciation rights agreements. Each stock appreciation rights agreement will include the following provisions.

Strike Price and Calculation of Appreciation. Stock appreciation rights entitle the participant to receive upon exercise an appreciation distribution equal to the fair market value of a number of shares of common stock equal to the number of share equivalents in which the participant is vested under the stock appreciation rights less the fair market value of such number of shares of common stock on the date of grant of the stock appreciation rights.

Vesting. The Compensation Committee may impose such restrictions or conditions on the vesting of the shares covered by the stock appreciation rights as it deems appropriate.

Payment. Appreciation distributions payable upon exercise of stock appreciation rights may be made in cash, in shares of common stock or a combination thereof as determined by the Compensation Committee and set forth in the applicable stock appreciation rights agreement.

Termination of Service. Upon termination of a participant’s service, the participant may exercise his or her stock appreciation rights (to the extent the stock appreciation rights are exercisable at the time of the termination of service) but only within such period of time ending on the earlier of three months following the termination of the participant’s service or the expiration of the term of the stock appreciation right.

Terms Of Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, iPass common stock may be granted under the 2003 Plan. Subject to the provisions of the 2003 Plan, the Compensation Committee has the authority to determine the times at which other stock awards will be granted, the number of shares of common stock (or the cash equivalent) to be granted pursuant to the other stock awards and all other conditions of the other stock awards.

Adjustment Provisions

Pursuant to the 2003 Plan, as amended and restated, if any change is made to our common stock without our receipt of consideration (whether through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by iPass), appropriate adjustments will be made to: (a) the maximum number and/or class of securities issuable under the 2003 Plan and (b) the number and/or class of securities and the price per share in effect under each outstanding award under the 2003 Plan.

Effect of Certain Corporate Events

In the event of a dissolution or liquidation of iPass, all outstanding awards under the 2003 Plan will terminate immediately prior to such event.

In the event of a corporate transaction (as defined under the 2003 Plan), all outstanding awards under the 2003 Plan may be assumed, continued or substituted for by any surviving or acquiring entity, and any reacquisition or repurchase rights held by iPass in respect of common stock issued pursuant to awards may be assigned by iPass to the successor (or the successor’s parent company), if any, in connection with such corporate transaction. If the surviving or acquiring entity does not assume, continue or substitute for such awards, then with respect to any such awards that are held by individuals whose continuous service with iPass or its affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and any reacquisition or repurchase rights held by iPass with respect to such awards will lapse.

Duration, Amendment and Termination

The Board may suspend or terminate the 2003 Plan without stockholder approval or ratification at any time.

The Board may amend the 2003 Plan at any time. However, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. The Board also may submit any other amendment to the 2003 Plan for stockholder approval.

Federal Income Tax Consequences Relating to the iPass Inc. 2003 Equity Incentive Plan, as Amended and Restated

See “Federal Income Tax Consequences Relating to the iPass Plans, as Amended and Restated.”

Amendment to iPass Inc. 2003 Non-Employee Directors Plan

The iPass Inc. 2003 Non-Employee Directors Plan was adopted by the Board of Directors on January 15, 2003 and approved by our stockholders on March 17, 2003. On March 9, 2006, the Board amended the 2003 Director Plan and on April 7, 2006, the Board adopted an amendment and restatement of the 2003 Director Plan, which was approved by our stockholders on June 1, 2006. The Board further amended and restated the 2003 Director Plan on August 10, 2006.

As of June 30, 2009, awards (net of canceled or expired awards) covering an aggregate of 1,100,000 shares of our common stock had been granted under the 2003 Director Plan and approximately 173,333 shares of our common stock (plus any shares that might in the future be returned to the 2003 Director Plan as a result of cancellations or expirations or the reacquisition by iPass of issued shares) remained available for future grants under the 2003 Director Plan. The market value of the shares of common stock underlying the options and rights under the 2003 Director Plan was $2,037,332.80 as of June 30, 2009.

On June 24, 2009, the Board approved an amendment, subject to stockholder approval, to restate Section 12(a) of the 2003 Director Plan to read as follows (additions are marked in bold underline font and deletions are shown in bold strikeouts):

12.	Adjustments upon Changes in Common Stock.

(a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend ~~in property~~ other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the nature, class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Stock Awards specified in Section 6, and the outstanding Stock Awards will be appropriately adjusted in the nature, class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

Description of the iPass Inc. 2003 Non-Employee Directors Plan, as Amended and Restated, Subject to Stockholder Approval

The following is a summary description of the 2003 Director Plan, as proposed to be amended and restated. The full text of the 2003 Director Plan is attached to the proxy statement as filed with the SEC, including the change that this proposal would effect if approved by our stockholders at the special meeting.

General

The 2003 Director Plan provides for the grant of nonstatutory stock options and restricted stock awards.

Purpose

The Board adopted the 2003 Director Plan to provide a means to secure and retain the services of the non-employee directors of iPass and to provide incentives for such individuals to exert maximum efforts for the success of iPass and its affiliates.

Administration

The Board administers the 2003 Director Plan. The Board may not delegate administration of the 2003 Director Plan to a committee. Subject to the provisions of the 2003 Director Plan, the Board has the power to construe and interpret the 2003 Director Plan and to determine the provisions of each award granted under the 2003 Director Plan.

Stock Subject to the 2003 Director Plan

An aggregate of 750,000 shares of common stock were reserved for issuance under the 2003 Director Plan, plus an annual increase to be added on the first day of each fiscal year for a period of 10 years, commencing on the first day of the fiscal year that begins on January 1, 2004 and ending on (and including) the first day of the fiscal year that begins on January 1, 2014, equal to the lesser of (a) 250,000 shares of common stock or (b) an amount determined by the Board. The shares of common stock subject to the 2003 Director Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

If an award granted under the 2003 Director Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to an award are forfeited to iPass, including, but not limited to, any forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such award, or forfeited to iPass, shall revert to and again become available for issuance under the 2003 Director Plan.

Eligibility

Awards may be granted under the 2003 Director Plan only to non-employee directors of iPass. All of the nine non-employee directors of iPass are eligible to participate in the 2003 Director Plan.

Terms of Non-Discretionary Grants

Initial Grants. Pursuant to the terms of the 2003 Director Plan, each person who on or after June 1, 2006, is elected or appointed for the first time to be a non-employee director of iPass automatically will receive, upon the date of his or her initial election or appointment to be a non-employee director, an initial grant consisting of (a) an option to purchase 30,000 shares of common stock and (b) a restricted stock award of 10,000 shares of common stock.

Annual Grants. Pursuant to the terms of the 2003 Director Plan, on the date of each annual meeting of our stockholders, commencing with the annual meeting held in 2006, each person who is then a non-employee director of iPass automatically will receive an annual grant consisting of (a) an option to purchase 15,000 shares of common stock and (b) a restricted stock award of 5,000 shares of common stock.

Terms of Options

Options will be granted under the 2003 Director Plan pursuant to stock option agreements. Each option agreement will include the following provisions.

Exercise Price. The exercise price of options granted under the 2003 Director Plan will be equal to 100% of the fair market value of the common stock subject to the option on the date of the grant. As of June 30, 2009, the closing price of our common stock as reported on the Nasdaq Global Select Market System was $1.60 per share.

Consideration. The exercise price of options granted under the 2003 Director Plan may be paid, to the extent permitted by applicable law, (a) by cash or check, (b) pursuant to a broker-assisted cashless exercise, or (c) by delivery of other common stock of iPass.

Vesting. Options granted under the 2003 Director Plan become exercisable in cumulative increments, or “vest,” as follows: (a) with respect to options that are awarded pursuant to initial grants, the 30,000 shares will vest with respect to 10,000 shares on the first anniversary of the date of grant, and thereafter in equal monthly installments over 24 months, and (b) with respect to options that are awarded pursuant to annual grants, the

15,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant. Options granted under the 2003 Director Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows iPass to repurchase unvested shares if the participant’s service terminates before vesting.

Term. The maximum term of options granted under the 2003 Director Plan is 10 years.

Termination of Service. Options granted under the 2003 Director Plan generally terminate three months after termination of the participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (b) the participant dies before the participant’s service has terminated, or within three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (c) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer. Unless provided otherwise by the Board, a participant in the 2003 Director Plan may not transfer an option other than by will or by the laws of descent and distribution. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by iPass pursuant to an early exercise arrangement may be subject to restrictions on transfer that the Board deems appropriate.

Terms Of Restricted Stock Awards

Restricted stock awards will be granted under the 2003 Director Plan pursuant to restricted stock award agreements. Each restricted stock award agreement will include the following provisions.

Consideration. A restricted stock award may be awarded in consideration for past or future services actually rendered to iPass or an affiliate, or any other form of legal consideration that may be acceptable to the Board.

Vesting. Shares of stock acquired under a restricted stock award are subject to forfeiture in favor of iPass in accordance with the following vesting schedule: (a) with respect to restricted stock awards that are awarded pursuant to initial grants, 1/3 of the 10,000 shares will vest on each of the first, second and third anniversaries of the date of grant, and (b) with respect to restricted stock awards that are awarded pursuant to annual grants, the 5,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant.

Termination of Service. Upon termination of a participant’s service, iPass may reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award agreement.

Restrictions on Transfer. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Adjustment Provisions

Pursuant to the 2003 Director Plan, as amended and restated, if any change is made to our common stock without our receipt of consideration (whether through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by iPass), appropriate adjustments will be made to: (a) the maximum number and/or class of securities issuable under the 2003 Director Plan, (b) the maximum number and/or class of securities that may be issued pursuant to initial and annual grants to our non-employee directors, and (c) the number and/or class of securities and the price per share in effect under each outstanding award under the 2003 Director Plan.

Effect of Certain Corporate Events

In the event of a dissolution or liquidation of iPass, all outstanding awards under the 2003 Director Plan will terminate immediately prior to such event unless the Compensation Committee provides otherwise.

In the event of a change in control (as defined under the 2003 Director Plan), all outstanding awards under the 2003 Director Plan may be assumed, continued or substituted for by any surviving or acquiring entity, and any reacquisition or repurchase rights held by iPass in respect of common stock issued pursuant to awards may be assigned by iPass to the successor (or the successor’s parent company), if any, in connection with such change in control. If the surviving or acquiring entity does not assume, continue or substitute for such awards, then with respect to any such awards that are held by individuals whose continuous service with iPass or its affiliates has not terminated prior to the effective date of the change in control, the vesting and exercisability provisions of such awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the change in control, and any reacquisition or repurchase rights held by iPass with respect to such awards will lapse. If, as of, or within twelve 12 months after a change in control, a participant’s continuous service with iPass or its affiliates terminates due to an involuntary termination (not including death or disability), then, as of the date of such termination, the vesting and exercisability of such participant’s awards will be accelerated in full. If the participant is required to resign his or her position in connection with the change in control, such resignation will be considered an involuntary termination.

In the event that the acceleration of the vesting of an award granted to a non-employee director in connection with a change in control results in the imposition of the “golden parachute” excise tax under Section 4999 of the Code, the “golden parachute” payment will be reduced to the extent necessary to avoid the imposition of the excise tax, but only if the reduction in vesting acceleration would result in a greater total payment to the non-employee director taking into account all applicable taxes, including the excise tax.

Duration, Amendment and Termination

The Board may suspend or terminate the 2003 Director Plan without stockholder approval or ratification at any time.

The Board may amend the 2003 Director Plan at any time. However, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. The Board also may submit any other amendment to the 2003 Director Plan for stockholder approval.

Federal Income Tax Consequences Relating to the iPass Inc. 2003 Non-Employee Directors Plan, as Amended and Restated

See “Federal Income Tax Consequences Relating to the iPass Plans, as Amended and Restated.”

Amendment to iPass Inc. 1999 Stock Option Plan

The iPass Inc. 1999 Stock Option Plan was adopted by the Board of Directors on June 30, 1999 and approved by our stockholders on July 22, 1999. The 1999 Plan was subsequently amended by the Board on December 16, 1999, March 10, 2000, July 28, 2000, December 13, 2001, April 25, 2003, and June 29, 2009. The 1999 Plan was amended by our stockholders on March 10, 2000, July 31, 2000, November 12, 2002 and May 29, 2003.

As of June 30, 2009, options (net of canceled or expired options) covering an aggregate of 1,230,566 shares of our common stock had been granted under the 1999 Plan and no shares of our common stock (plus any shares that might in the future be returned to the 1999 Plan as a result of cancellations or expirations) remained available for future issuance under the 1999 Plan. The 1999 Plan terminated on June 29, 2009, so no new grants of options can be made under the 1999 Plan. The market value of the shares of common stock underlying the options and rights under the 1999 Plan was $1,968,905.60 as of June 30, 2009.

On June 24, 2009, the Board approved an amendment, subject to stockholder approval, to restate Section 10(a) of the 1999 Plan to read as follows (additions are marked in bold underline font and deletions are shown in bold strikeouts):

10.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend ~~in property~~ other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

Description of the iPass Inc. 1999 Stock Option Plan, as Amended and Restated, Subject to Stockholder Approval

The following is a summary description of the 1999 Plan, as proposed to be amended and restated. The full text of the 1999 Plan is attached to the proxy statement as filed with the SEC, including the change that this proposal would effect if approved by our stockholders at the special meeting.

General

The 1999 Plan provides for the grant of incentive stock options and nonstatutory stock options.

Purpose

The Board adopted the 1999 Plan to provide a means to secure and retain the services of employees of iPass and to provide incentives for such individuals to exert maximum efforts for the success of iPass and its affiliates.

Administration

The Compensation Committee has been delegated authority by the Board to administer the 1999 Plan.

Stock Subject to the 1999 Plan

An aggregate of 13,000,000 shares of common stock were reserved for issuance under the 1999 Plan. The shares of common stock subject to the 1999 Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

Eligibility

Options were granted under the 1999 Plan to employees, consultants and directors of iPass. As of June 30, 2009, there were approximately 90 employees and non-employee directors holding options under the 1999 Plan.

Terms of Options

Options were granted under the 1999 Plan pursuant to stock option agreements. Each option agreement included the following provisions.

Type of Option. The option agreement contains a statement as to whether the option is intended to be an incentive stock option or a nonstatutory stock option.

Exercise Price. The exercise price of incentive stock options granted under the 1999 Plan was not less than 100% of the fair market value of the common stock subject to the option on the date of the grant. The exercise price of nonstatutory stock options granted under the 1999 Plan was not less than 85% of the fair market value of the common stock subject to the option on the date of the grant.

Consideration. The exercise price of options granted under the 1999 Plan may be paid, to the extent permitted by applicable law, in cash or at the discretion of the Compensation Committee (a) by delivery of other common stock of iPass, (b) according to a deferred payment or other similar arrangement with the optionholder or (c) in any other form of legal consideration that may be acceptable to the Compensation Committee.

Vesting. Options granted under the 1999 Plan have all vested, and no further options will be granted.

Term. The maximum term of incentive stock options granted under the 1999 Plan is 10 years.

Termination of Service. Options granted under the 1999 Plan generally terminate three months after termination of the participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (b) the participant dies before the participant’s service has terminated, or within a period of time specified in the applicable option agreement after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (c) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer. Unless provided otherwise by the Compensation Committee, a participant in the 1999 Plan may not transfer an option other than by will or by the laws of descent and distribution. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by iPass pursuant to an early exercise arrangement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

Pursuant to the 1999 Plan, as amended and restated, if any change is made to our common stock without our receipt of consideration (whether through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by iPass), appropriate adjustments will be made to: (a) the maximum number and/or class of securities issuable under the 1999 Plan, (b) the maximum number of securities that may be issued to any person under the 1999 Plan, and (c) the number and/or class of securities and the price per share in effect under each outstanding option under the 1999 Plan.

Effect of Certain Corporate Events

In the event of certain change in control transactions (as listed under the 1999 Plan), all outstanding options under the 1999 Plan may be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity does not assume, continue or substitute for such options, then outstanding options under the 1999 Plan will be terminated upon the change of control if not previously exercised.

Duration, Amendment and Termination

The Board may suspend or terminate the 1999 Plan without stockholder approval or ratification at any time.

The Board may amend the 1999 Plan at any time. However, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. The Board also may submit any other amendment to the 1999 Plan for stockholder approval.

Federal Income Tax Consequences Relating to the iPass Inc. 1999 Stock Option Plan, as Amended and Restated

See “Federal Income Tax Consequences Relating to the iPass Plans, as Amended and Restated.”

Amendment to GRIC Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan

The GRIC Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan (the “GRIC 1997 Plan”) was adopted by the Board of Directors of Aimquest Corporation (“Aimquest”) and approved by the stockholders of Aimquest prior to iPass acquiring GoRemote Internet Communications, Inc. (formerly GRIC Communications, Inc., “GRIC”). iPass assumed all outstanding options under the GRIC 1997 Plan upon iPass’ acquisition of GRIC effective February 15, 2006.

As of June 30, 2009, options (net of canceled or expired options) covering an aggregate of 80 shares of our common stock had been granted under the GRIC 1997 Plan. No new grants of options can be made under the GRIC 1997 Plan. The market value of the shares of common stock underlying the options and rights under the GRIC 1997 Plan was $128.00 as of June 30, 2009.

On June 24, 2009, the Board approved an amendment, subject to stockholder approval, to restate Section 2.2 of the GRIC 1997 Plan to read as follows (additions are marked in bold underline font):

2.2 ADJUSTMENT OF SHARES. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan and (b) the Exercise Prices of and number of Shares subject to outstanding Options, will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee in its discretion. Further, if any cash dividend other than an ordinary cash dividend is paid, the number of shares available under the Plan will be appropriately adjusted and the outstanding Options will be appropriately adjusted; the Board shall make such adjustments, and its determination shall be final, binding and conclusive.

Description of the GRIC Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan, as Amended and Restated, Subject to Stockholder Approval

The following is a summary description of the GRIC 1997 Plan, as proposed to be amended and restated. The full text of the GRIC 1997 Plan is attached to the proxy statement as filed with the SEC, including the change that this proposal would effect if approved by our stockholders at the special meeting.

General

The GRIC 1997 Plan provides for the grant of incentive stock options and nonstatutory stock options.

Purpose

The Aimquest Board adopted the GRIC 1997 Plan to provide a means to attract, retain and motivate employees, officers, directors and consultants whose contributions are important to the success of Aimquest and its affiliates by offering them an opportunity to participate in Aimquest’s future performance through awards of options.

Administration

The Compensation Committee has been delegated authority by the Board to administer the GRIC 1997 Plan.

Stock Subject to the GRIC 1997 Plan

An aggregate of 1,500,000 shares of common stock were reserved for issuance under the GRIC 1997 Plan.

Eligibility

Incentive stock options were granted under the GRIC 1997 Plan only to employees. Nonstatutory stock options were granted to employees, officers, directors and consultants. As of June 30, 2009, only one employee of iPass held outstanding options under the GRIC 1997 Plan.

Terms of Options

Options were granted under the GRIC 1997 Plan pursuant to stock option agreements. Each option agreement included the following provisions.

Type of Option. The option agreement contained a statement as to whether the option is intended to be an incentive stock option or a nonstatutory stock option.

Exercise Price. The exercise price of incentive stock options granted under the GRIC 1997 Plan was not less than 100% of the fair market value of the common stock subject to the option on the date of the grant. The exercise price of nonstatutory stock options granted under the GRIC 1997 Plan was not less than 85% of the fair market value of the common stock subject to the option on the date of the grant.

Consideration. The exercise price of options granted under the GRIC 1997 Plan may be paid, to the extent permitted by applicable law, in cash or by check or at the discretion of the Compensation Committee (a) by cancellation of indebtedness, (b) by delivery of other common stock of iPass, (c) by promissory note, (d) by waiver of compensation due or accrued for services rendered or (e) by broker-assisted same day sale.

Vesting. Options granted under the GRIC 1997 Plan may become exercisable in periodic increments (“vest”) as determined by the Compensation Committee. All shares covered by currently outstanding options under the GRIC 1997 Plan are 100% vested. Options granted under the GRIC 1997 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows iPass to repurchase unvested shares if the participant’s service terminates before vesting.

Termination of Service. Options granted under the GRIC 1997 Plan generally terminate three months after termination of the participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (b) the participant dies before the participant’s service has terminated, or within a period of time specified in the applicable option agreement after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (c) termination is due to cause, in which case the option will expire on the employee’s termination date.

Restrictions on Transfer. A participant in the GRIC 1997 Plan may not transfer an option other than by will or by the laws of descent and distribution.

Adjustment Provisions

Pursuant to the GRIC 1997 Plan, as amended and restated, in the event that the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of iPass without consideration, then (a) the number of shares reserved for issuance under the GRIC 1997 Plan and (b) the exercise prices of and number of shares subject to outstanding options, will be proportionately adjusted. Further, if any cash dividend other than an ordinary cash dividend is paid, the number of shares available under the GRIC 1997 Plan will be appropriately adjusted and the outstanding options will be appropriately adjusted.

Effect of Certain Corporate Events

In the event of certain change in control transactions (as listed under the GRIC 1997 Plan), all outstanding options under the GRIC 1997 Plan may be assumed, converted or substituted for by any successor or acquiring entity. If the surviving or acquiring entity does not assume, convert or substitute for such options, then such options will be terminated upon the change of control if not previously exercised. Subject to any greater rights set forth in the GRIC 1997 Plan, all outstanding options will be treated as provided in the applicable agreement setting forth the terms of the change in control transaction.

Duration, Amendment and Termination

The Board may amend or terminate the GRIC 1997 Plan at any time. However, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements.

Federal Income Tax Consequences Relating to the GRIC Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan, as Amended and Restated

See “Federal Income Tax Consequences Relating to the iPass Plans, as Amended and Restated.”

Amendment to GRIC Communications, Inc. 1999 Equity Incentive Plan

The GRIC Communications, Inc. 1999 Equity Incentive Plan, (the “GRIC 1999 Plan”) was adopted by the Board of Directors of GRIC on September 13, 1999 and approved by the stockholders of GRIC. iPass assumed all outstanding options under the GRIC 1999 Plan upon iPass’ acquisition of GRIC effective February 15, 2006.

As of June 30, 2009, awards (net of canceled or expired awards) covering an aggregate of 248,738 shares of our common stock had been granted under the GRIC 1999 Plan. No new grants of awards can be made under the GRIC 1999 Plan. The market value of the shares of common stock underlying the options and rights under the GRIC 1999 Plan was $397,980.80 as of June 30, 2009.

On June 24, 2009, the Board approved an amendment, subject to stockholder approval, to restate Section 2.2 of the GRIC 1999 Plan to read as follows (additions are marked in bold underline font):

2.2 ADJUSTMENT OF SHARES. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; PROVIDED, HOWEVER, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee. Further, if any cash dividend other than an ordinary cash dividend is paid, the number of shares available under the Plan will be appropriately adjusted and the outstanding Awards will be appropriately adjusted; the Board shall make such adjustments, and its determination shall be final, binding and conclusive.

Description of the GRIC Communications, Inc. 1999 Equity Incentive Plan, as Amended and Restated, Subject to Stockholder Approval

The following is a summary description of the GRIC 1999 Plan, as proposed to be amended and restated. The full text of the GRIC 1999 Plan is attached to the proxy statement as filed with the SEC, including the change that this proposal would effect if approved by our stockholders at the special meeting.

General

The GRIC 1999 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards and stock bonuses.

Purpose

The GRIC Board adopted the GRIC 1999 Plan to provide a means to attract, retain and motivate employees, officers, directors and consultants whose contributions are important to the success of GRIC and its affiliates by offering them an opportunity to participate in GRIC’s future performance through awards of options, restricted stock and stock bonuses.

Administration

The Compensation Committee has been delegated authority by the Board to administer the GRIC 1999 Plan.

Stock Subject to the GRIC 1999 Plan

An aggregate of 4,500,000 shares of common stock were reserved for issuance under the GRIC 1999 Plan, plus an annual increase to be added on the first day of each fiscal year beginning in 2001 equal to 5% of the outstanding common stock. In addition, shares subject to options granted under the GRIC 1997 Plan that expire or otherwise terminate without being exercised are available for issuance under the GRIC 1999 Plan.

Eligibility

Incentive stock options were granted under the GRIC 1999 Plan only to employees. Nonstatutory stock options were granted to employees, officers, directors and consultants. As of June 30, 2009, approximately 95 employees of iPass held outstanding options under the GRIC 1999 Plan.

Terms of Options

Options were granted under the GRIC 1999 Plan pursuant to stock option agreements. Each option agreement included the following provisions.

Type of Option. The option agreement will contain a statement as to whether the option is intended to be an incentive stock option or a nonstatutory stock option.

Exercise Price. The exercise price of incentive stock options granted under the GRIC 1999 Plan was not less than 100% of the fair market value of the common stock subject to the option on the date of the grant. The exercise price of nonstatutory stock options granted under the GRIC 1999 Plan was not less than 85% of the fair market value of the common stock subject to the option on the date of the grant.

Consideration. The exercise price of options granted under the GRIC 1999 Plan may be paid, to the extent permitted by applicable law, in cash or by check or at the discretion of the Compensation Committee (a) by cancellation of indebtedness, (b) by delivery of other common stock of iPass, (c) by promissory note, (d) by waiver of compensation due or accrued for services rendered or (e) by broker-assisted same day sale.

Vesting. Options granted under the GRIC 1999 Plan may become exercisable in periodic increments (“vest”) as determined by the Compensation Committee. Shares covered by currently outstanding options under the GRIC 1999 Plan typically vest over four years during the participant’s employment by the Company or an affiliate. Options granted under the GRIC 1999 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows iPass to repurchase unvested shares if the participant’s service terminates before vesting.

Termination of Service. Options granted under the GRIC 1999 Plan generally terminate three months after termination of the participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (b) the participant dies before the participant’s service has terminated, or within three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (c) termination is due to cause, in which case the option will expire on the employee’s termination date.

Restrictions on Transfer. A participant in the GRIC 1999 Plan generally may not transfer an option other than by will or by the laws of descent and distribution.

Terms Of Restricted Stock Awards

Restricted stock awards could be granted under the GRIC 1999 Plan pursuant to restricted stock award agreements. Each restricted stock award agreement would include the following provisions.

Consideration. The purchase price of restricted stock awards granted under the GRIC 1999 Plan may be paid, to the extent permitted by applicable law, in cash or by check or at the discretion of the Compensation Committee (a) by cancellation of indebtedness, (b) by delivery of other common stock of iPass, (c) by promissory note, (d) by waiver of compensation due or accrued for services rendered or (e) by broker-assisted same day sale.

Vesting. Shares of stock acquired under a restricted stock award may be subject to vesting requirements based on completion of a specified number of years of service or on completion of performance goals.

Termination of Service. Upon termination of a participant’s service, a participant will be entitled to payment (whether in shares, cash or otherwise) with respect to the restricted stock award only to the extent earned as of the date of termination in accordance with the restricted stock purchase agreement.

Restrictions on Transfer. A participant in the GRIC 1999 Plan generally may not transfer a restricted stock award other than by will or by the laws of descent and distribution.

Terms Of Stock Bonuses

Stock bonuses could be granted under the GRIC 1999 Plan pursuant to stock bonus agreements. Each stock bonus agreement would include the following provisions.

Consideration. A stock bonus may be awarded in consideration for past services actually rendered or upon satisfaction of performance goals that are set out in advance in the stock bonus agreement.

Payment. A stock bonus may be paid currently or on a deferred basis. Payment may be made in the form of cash, shares or a combination of both.

Restrictions on Transfer. A participant in the GRIC 1999 Plan generally may not transfer a stock bonus other than by will or by the laws of descent and distribution.

Adjustment Provisions

Pursuant to the GRIC 1999 Plan, as amended and restated, in the event that the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of iPass without consideration, then (a) the number of shares reserved for issuance under the GRIC 1999 Plan and (b) the exercise prices of and number of shares subject to outstanding options, will be proportionately adjusted. Further, if any cash dividend other than an ordinary cash dividend is paid, the number of shares available under the GRIC 1999 Plan will be appropriately adjusted and the outstanding awards will be appropriately adjusted.

Effect of Certain Corporate Events

In the event of certain change in control transactions (as listed under the GRIC 1999 Plan), all outstanding options under the GRIC 1999 Plan may be assumed, converted or substituted for by any successor or acquiring entity. If the surviving or acquiring entity does not assume, convert or substitute for such options, then such options will be terminated upon the change of control if not previously exercised. The Compensation Committee may in its discretion provide that the vesting of any or all awards be accelerated upon a change in control transaction. Subject to any greater rights set forth in the GRIC 1999 Plan, all outstanding options will be treated as provided in the applicable agreement setting forth the terms of the change in control transaction.

Duration, Amendment and Termination

The Board may amend or terminate the GRIC 1999 Plan at any time. However, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements.

Federal Income Tax Consequences Relating to the GRIC Communications, Inc. 1999 Equity Incentive Plan, as Amended and Restated, Subject to Stockholder Approval

See “Federal Income Tax Consequences Relating to the iPass Plans, as Amended and Restated.”

Federal Income Tax Consequences Relating to the iPass Plans, as Amended and Restated

The following is a summary of the principal United States federal income tax consequences to participants and iPass with respect to participation in the iPass Plans. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, with respect to employees, iPass is required to satisfy applicable income and employment tax withholding requirements by withholding from the payment made on exercise of the nonstatutory stock option or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. iPass will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. If the stock is held for more than one year, such gain or loss will be long-term; otherwise, such gain or loss will be short-term.

Incentive Stock Options. Incentive stock options are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no regular federal income tax consequences to the participant or iPass by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will generally recognize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, from the disposition. Any additional gain or any loss upon such disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. If the stock is held for more than one year, such gain or loss will be long-term; otherwise, such gain or loss will be short-term.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, iPass will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Restricted Stock Awards. Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over any purchase price paid. Generally, with respect to employees, iPass is required to satisfy applicable income and employment tax withholding requirements by withholding shares issued pursuant to a restricted stock award or by withholding from regular wages or supplemental wage payments an amount based on the ordinary income recognized. iPass will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested (i.e., subject to potential forfeiture in the event of the participant’s termination of service prior to vesting in those shares), the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the shares vest, an amount equal to the fair market value of the shares on the date the shares vest. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the fair market value of the shares on the date of issuance. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares vest. Generally, with respect to employees, iPass is required to satisfy applicable income and employment tax withholding requirements by withholding shares issued pursuant to the restricted stock award or by withholding from regular wages or supplemental wage payments an amount based on the ordinary income recognized.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. If the stock is held for more than one year, such gain or loss will be long-term; otherwise, such gain or loss will be short-term.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, iPass is required to satisfy applicable income and employment tax withholding requirements by withholding from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, iPass will be entitled to a corresponding income tax deduction in the tax year in which ordinary income is recognized by the participant.

Stock Bonuses. Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over any purchase price paid. Generally, with respect to employees, iPass is required to satisfy applicable income and employment tax withholding requirements by withholding shares issued pursuant to a stock bonus award or by withholding from regular wages or supplemental wage payments an amount based on the ordinary income recognized. iPass will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock bonus award are unvested (i.e., subject to potential forfeiture in the event of the participant’s termination of service prior to vesting in those shares), the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the shares vest, an amount equal to the fair market value of the shares on the date the shares vest. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the fair market value of the shares on the date of issuance. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares vest. Generally, with respect to employees, iPass is required to satisfy applicable income and employment tax withholding requirements by withholding shares issued pursuant to a stock bonus award or by withholding from regular wages or supplemental wage payments an amount based on the ordinary income recognized.

Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. If the stock is held for more than one year, such gain or loss will be long-term; otherwise, such gain or loss will be short-term.

Allocation of Benefits Pursuant to Amended and Restated iPass Plans, as Amended and Restated, Subject to Stockholder Approval

The benefits that would be received by each of our named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees including all current officers who are not executive officers, as a group if stockholders approve the amendment and restatement of each of the iPass Plans, pursuant to this Proposal 1, are not determinable until the PreFMV and PostFMV are known. Please see the section titled “Interest of Certain Persons in Matters to be Acted Upon” for information regarding the current holdings of iPass’ directors and executive officers under the iPass Plans.

Securities Authorized for Issuance Under Equity Compensation Plans

Information with respect to securities authorized for issuance under equity compensation plans as of the end of the most recently completed fiscal year is aggregated as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by stockholders	7,121,401	$5.39	11,975,693
Equity compensation plans not approved by stockholders	—	—	—
Total	7,121,401	$5.39	11,975,693

The Board Of Directors Recommends A Vote In Favor Of Proposal 1.

PROPOSAL 2

AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT

Background

The Board has approved a series of proposed amendments to the iPass Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) that would effect a reverse stock split of all outstanding shares of the common stock at ratios of 1:3, 1:4, 1:5 or 1:6.

Under these proposed amendments, each outstanding 3, 4, 5 or 6 shares of common stock would be combined, converted and changed into one share of common stock. The effect of each of these alternative amendments (which are referred to in this proxy statement as the “Reverse Stock Splits”) is illustrated in the table below:

	Amendment No. 1 (see Appendix 1-A)	Amendment No. 2 (see Appendix 1-B)	Amendment No. 3 (see Appendix 1-C)	Amendment No. 4 (see Appendix 1-D)
Reverse Stock Split	1:3	1:4	1:5	1:6

The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board following the special meeting and prior to the 2010 Annual Meeting of Stockholders of iPass. The Board has recommended that these proposed amendments be presented to the iPass stockholders for approval.

Upon receiving stockholder approval of the proposed amendments, the Board will have the sole discretion, until the 2010 Annual Meeting of Stockholders of iPass, pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of iPass and its stockholders, whether to effect a reverse stock split and, if so, the number of shares, 3, 4, 5, or 6, of common stock which will be combined into one share of common stock. The Board believes that stockholder approval of four selected exchange ratios (as opposed to approval of a single exchange ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of iPass and its stockholders.

If the Board determines to effect one of the Reverse Stock Splits (the “Effective Reverse Stock Split”) by filing the applicable amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Restated Certificate of Incorporation would be amended accordingly, and all other amendments would be abandoned. Approval of the Reverse Stock Splits will authorize the Board in its discretion to effectuate the Effective Reverse Stock Split in any of the ratios as described in the table above, or not to effect any of the Reverse Stock Splits. The text of the amendments to the Restated Certificate of Incorporation, one of which would be included in a Certificate of Amendment to the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split, are set forth in Appendices 1-A through 1-D to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Effective Reverse Stock Split.

If the Board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio selected by the Board from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share. The amendment would not change the number of authorized shares of common stock as described above. Currently, the Board does not have any plans with regard to the authorized but unissued shares of common stock following the reverse split.

Reasons For The Effective Reverse Stock Split

The Board believes that the Effective Reverse Stock Split may be desirable for a number of reasons, primarily because it could improve the marketability and liquidity of the common stock.

The Board believes that the current low per share market price of the common stock has had a negative effect on the marketability of the iPass existing shares. The Board believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Also, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. Further, the Board believes the declaration and payment of the Extraordinary Dividend, and the implementation of the Second Capital Reduction, may further depress the price of iPass common stock. The Board anticipates that an Effective Reverse Stock Split will result in a higher bid price for the common stock, which may help to alleviate some of these problems. Should iPass need additional sources of capital, in the future, to fund continuing operations, the Board believes that the Effective Reverse Stock Split could facilitate such future financing.

The Board also believes that the decrease in the number of shares of common stock outstanding as a consequence of an Effective Reverse Stock Split, and the anticipated increase in the price of the common stock, could generate interest in the common stock and possibly promote greater liquidity for the iPass stockholders. However, any increase in the market price of the common stock resulting from the Effective Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, effectively reducing iPass’ market capitalization.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Board Discretion to Implement Effective Reverse Stock Split

If the Reverse Stock Splits are approved by the stockholders of iPass at the special meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that one of the Reverse Stock Splits (with an exchange ratio determined by the Board as described above) is in the best interests of iPass and its stockholders. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the Reverse Stock Splits before the next annual meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Effects of the Reverse Stock Split

After the Effective Reverse Stock Split, each stockholder will own a reduced number of shares of common stock. However, the Effective Reverse Stock Split will affect all of the iPass stockholders uniformly and will not affect any stockholder’s percentage ownership in iPass, except to the extent that the Effective Reverse Stock Split results in any of the iPass stockholders owning a fractional share as described below. The number of stockholders of record would not be affected by the Effective Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock after the Effective Reverse Stock Split. The number of authorized but unissued shares of common stock would be increased significantly by an Effective Reverse Stock Split. For example, based on the 62,204,769 shares of common stock outstanding on June 30, 2009 and the 250,000,000 shares of common stock that are authorized under the Restated Certificate of Incorporation, a one-for-six Effective Reverse Stock Split would have the effect of decreasing the number of outstanding shares of common stock to 10,367,461, thereby increasing the number of authorized but unissued and unreserved shares of common stock from 187,795,231 to 239,632,539. The Board currently has no plans regarding the issuance of such additional authorized but unissued shares.

The issuance in the future of any additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.

The increase in the number of authorized but unissued shares of common stock may also be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the iPass Restated Certificate of Incorporation or Bylaws. The increased number of authorized but unissued shares as a result of the Effective Reverse Stock Split would give the iPass management more flexibility to resist or frustrate a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the iPass Restated Certificate of Incorporation and Bylaws, which include i) advance notice provisions in the iPass Bylaws, which limit the business that may be brought at an annual meeting and place procedural restrictions on the ability of stockholders to nominate directors and ii) provisions that prohibit the iPass stockholders from calling special meetings or acting by written consent.

The Effective Reverse Stock Split would reduce the number of shares of common stock available for issuance under the iPass equity compensation plans in proportion to the exchange ratio of the Effective Reverse Stock Split. The number of shares of common stock currently authorized for issuance but unissued at June 30, 2009 under the iPass equity compensation plans is 10,243,821 (prior to giving effect to the Effective Reverse Stock Split).

The following table contains approximate information relating to the common stock under each of the proposed amendments based on share information as of June 30, 2009:

	Pre-Reverse Split	1-for-3	1-for-4	1-for-5	1-for-6
Authorized	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000
Outstanding	62,204,769	20,743,923	15,551,192	12,440,953	10,367,461
Reserved for future issuance pursuant to employee benefit plans	10,243,821	3,414,607	2,560,955	2,048,764	1,707,303
Reserved for future issuance pursuant to outstanding options	8,514,893	2,838,297	2,128,723	1,702,978	1,419,148
Authorized but unissued and unreserved	169,036,517	223,003,173	229,759,130	223,807,305	236,506,088

No fractional shares of common stock will be issued in connection with the proposed Effective Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Effective Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Effective Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in iPass.

The common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and iPass is subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. After the Effective Reverse Stock Split, the common stock would continue to be reported on the Global Market under the symbol “IPAS” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).

Stockholders should note that the effect of the Effective Reverse Stock Split upon the market prices for the common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the common stock after the Effective Reverse Stock Split will be three, four, five or six times, as applicable, the price per share of the common stock immediately prior to the Effective Reverse Stock Split. Furthermore, there can be no assurance that the market price of the common stock immediately after the proposed Effective Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Effective Reverse Stock Split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view an Effective Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the common stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.

Effective Date

If the proposed Reverse Stock Splits are approved at the special meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing (the “Effective Date”) of the applicable Certificate of Amendment to the Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the Effective Reverse Stock Split ratio determined by the Board among the choices set forth in this Proposal. If the Board fails to implement any of the Reverse Stock Splits before the next annual meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

Shortly after the Effective Date, each holder of record of an outstanding certificate theretofore representing shares of common stock will receive from the iPass exchange agent (the “Exchange Agent”) for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of common stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse

Stock Split represented any shares of common stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of common stock contemplated by the preceding sentence. Each certificate representing shares of common stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of common stock.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Effective Reverse Stock Split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to iPass any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of iPass that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

Under Delaware law, stockholders of iPass would not be entitled to dissenter’s or appraisal rights with respect to an Effective Reverse Stock Split.

Cash Payment In Lieu Of Fractional Shares

No fractional shares of common stock will be issued as a result of the Effective Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Effective Reverse Stock Split, iPass shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the common stock on the Global Market during regular trading hours for the five trading days immediately preceding the Effective Time. As of June 30, 2009, there were approximately 165 stockholders of record of the common stock. Upon stockholder approval of this proposal, if the Board elects to implement the Effective Reverse Stock Split at an exchange ratio of 1:3, 1:4, 1:5 06 1:6 stockholders owning less than three, four, five or six shares, respectively, of common stock prior to the Effective Reverse Stock Split would be eliminated.

Material U.S. Federal Income Tax Consequences of the Effective Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax considerations of the Effective Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of iPass stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to iPass or the iPass stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with the Effective Reverse Stock Split. No attempt has been made to comment on all U.S. federal income tax consequences of the Effective Reverse Stock Split that may be relevant to particular U.S. Holders, including holders:

•

who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities;

•	who are subject to the alternative minimum tax provisions of the Code;

•	who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions;

•	who hold their shares as a hedge or as part of a hedging, straddle or other risk reduction strategy;

•	who are partnerships or other pass-through entities or investors in such pass-through entities;

•	who do not hold their shares as capital assets;

•	whose shares constitute qualified small business stock with the meaning of Section 1202 of the Code; or

•	who have a functional currency other than the U.S. dollar.

In addition, the following discussion does not address the tax consequences of the Effective Reverse Stock Split under state, local and foreign tax laws. The discussion assumes that for U.S. federal income tax purposes the Effective Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction including the Extraordinary Dividend and the Second Capital Reduction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Effective Reverse Stock Split, whether or not they are in connection with the Effective Reverse Stock Split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of iPass stock who is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

HOLDERS OF IPASS STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The Effective Reverse Stock Split is expected to qualify for one or more non-recognition provisions of the Code. Assuming the Effective Reverse Stock Split so qualifies, the following consequences will result:

•	no gain or loss will be recognized by iPass as a result of the Effective Reverse Stock Split;

•

an iPass stockholder generally will recognize any gain inherent in the iPass stock surrendered in the Effective Reverse Stock Split up to the amount of any cash received in the exchange, but will not recognize any loss.

•

an iPass stockholder’s basis in its post-reverse split shares, will be equal to the aggregate tax basis of such stockholder’s pre-reverse split shares, increased by the amount of any gain recognized by such stockholder as a result of the Effective Reverse Stock Split and decreased by the amount of any cash received by such stockholder in the Effective Reverse Stock Split;

•	the holding period of iPass stock received in the Effective Reverse Stock Split will include the holding period of the pre-reverse split shares exchanged; and

•

any gain or loss recognized by an iPass stockholder as a result of the Effective Reverse Stock Split will be a capital gain or loss and will be long term capital gain or loss if the stockholder’s holding period for the shares of iPass stock exchanged is more than one year.

Certain iPass stockholders may be required to attach a statement to their tax returns for the year in which the Effective Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. IPass stockholders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

For purposes of the above discussion of the basis and holding periods for shares of iPass stock, and except as provided therein, stockholders who acquired different blocks of iPass stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Effective Reverse Stock Split.

Required Vote

The affirmative vote of the holders of a majority of the shares of the common stock outstanding on the record date will be required to approve the Reverse Stock Splits and the amendment to the Restated Certificate of Incorporation to effect the Effective Reverse Stock Split. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

The Board of Directors Recommends A Vote in Favor of Proposal 2.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

If Proposal 1 passes and our Board declares the Extraordinary Dividend, then each of our directors and executive officers will receive an adjustment to their stock options and performance shares. The current holdings of each director and officer of stock options and performance shares under the iPass Plans are set forth below.

Name	Type of Award	Number Shares Pre-Extraordinary Dividend	Exercise Price Pre-Extraordinary Dividend
A. Gary Ames	Option	120,000	$0.85
	Option	30,000	$10.44
	Option	30,000	$6.24
	Option	15,000	$6.36
	Option	15,000	$5.43
	Option	15,000	$2.22
	Option	15,000	$1.58

John D. Beletic	Option	63,000	$2.10
	Option	30,000	$10.44
	Option	30,000	$6.24
	Option	15,000	$6.36
	Option	15,000	$5.43
	Option	15,000	$2.22
	Option	200,000	$1.70

Peter G. Bodine	Option	120,000	$2.10
	Option	30,000	$10.44
	Option	30,000	$6.24
	Option	15,000	$6.36
	Option	15,000	$5.43
	Option	15,000	$2.22
	Option	15,000	$1.58

Peter C. Clapman	Option	30,000	$5.13
	Option	15,000	$5.43
	Option	15,000	$2.22
	Option	15,000	$1.58

Gary Griffiths	Option	30,000	$1.58
	Option	15,000	$1.58

Stanley P. Gold	Option	30,000	$2.22
	Option	15,000	1.58

Robert J. Majteles	Option	30,000	$1.58
	Option	15,000	$1.58

Allan R. Spies	Option	120,000	$2.00
	Option	30,000	$10.44
	Option	30,000	$6.24
	Option	15,000	$6.36
	Option	15,000	$5.43
	Option	15,000	$2.22
	Option	15,000	$1.58

Kenneth H. Traub	Option	30,000	$1.54
	Option	15,000	$1.58

Name	Type of Award	Number Shares Pre-Extraordinary Dividend	Exercise Price Pre-Extraordinary Dividend
Evan L. Kaplan	Option	500,000	$1.70
	Performance Award	500,000	$0.00

Frank E. Verdecanna(1)	Option	35,000	$4.75
	Option	5,000	$4.75
	Option	19,375	$0.50
	Option	15,000	$10.60
	Option	30,000	$5.05
	Option	25,000	$5.75
	Option	45,000	$6.51
	Option	49,400	$5.09

John C. Charters(2)	Option	300,000	$6.49
	Option	45,000	$6.51
	Option	75,000	$5.09

Jayendra Patel	Option	200,000	$0.93

William Garvey	Option	150,000	$1.71

Steven Wastie	Option	200,000	$1.71

Steven Gatoff	Option	200,000	$1.71

(1)	Mr. Verdecanna’s employment with iPass will terminate on approximately July 31, 2009.
(2)	Mr. Charters’ employment with iPass will terminate on approximately August 31, 2009.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information regarding our directors and executive officers as of June 30, 2009.

Name	Age	Position
A. Gary Ames	64	Director
John D. Beletic	57	Director, Chairman of the Board
Peter G. Bodine	47	Director
Peter C. Clapman	73	Director
Stanley P. Gold	66	Director
Gary Griffiths	57	Director
Robert J. Majteles	44	Director
Allan R. Spies	60	Director
Kenneth H. Traub	48	Director
Evan L. Kaplan	49	President, Chief Executive Officer, and Director
Frank E. Verdecanna(1)	38	Former Vice President and Chief Financial Officer
John C. Charters(2)	47	Chief Operating Officer
Jayendra Patel	52	Senior Vice President, Product Development
William Garvey(3)	44	Vice President, General Counsel and Secretary
Steven Wastie(3)	41	Senior Vice President, Marketing and Strategy
Steven Gatoff(4)	42	Senior Vice President and Chief Financial Officer

(1)	Mr. Verdecanna’s employment with iPass will terminate on approximately July 31, 2009.
(2)	Mr. Charters’ employment with iPass will terminate on approximately August 31, 2009.
(3)	Messrs. Garvey and Wastie joined iPass on June 1, 2009.
(4)	Mr. Gatoff joined iPass on June 22, 2009.

A. Gary Ames has served as a member of our Board of Directors since July 2002. From July 1995 until his retirement in June 2000, Mr. Ames served as President and Chief Executive Officer of MediaOne International, a broadband and wireless company. Mr. Ames serves on the boards of SuperValu, Inc., a food and drug retailer, and F5 Networks, Inc., an application traffic management company.

John D. Beletic has served as a member of our Board of Directors since November 1999 and as our Chairman since November 2008. Since July 2002 he has been a venture partner with Oak Investment Partners, a venture capital firm. He also serves as Chairman of Fiber Tower Inc., a provider of wireless backhaul services to mobile network carriers, where he previously served from August 2006 to September 2008 as Executive Chairman. From July 2002 to September 2004, Mr. Beletic also served as Executive Chairman of Oculan Corporation, a network monitoring and intrusion detection company. From August 1994 until December 2001, Mr. Beletic served as Chief Executive Officer and Chairman of the Board of PageMart Inc., a wireless messaging service, and Weblink Wireless, Inc., a communications service company. Previously, Mr. Beletic was Chairman and CEO of Tigon Corporation, a voicemail service provider, which was acquired by Ameritech Corporation, a telecommunications company. Mr. Beletic also serves on the board of Tessco Technologies, a wireless technology provider.

Peter G. Bodine has served as a member of our Board of Directors since November 1998. Mr. Bodine has served as a general partner of APV Technology Partners, a venture capital firm, since 1994 and as a managing director of Allegis Capital, LLC, a venture capital firm, since 2006. He served as Executive Vice President of Asia Pacific Ventures, a consulting and advisory firm, from December 1992 until October 2005.

Peter C. Clapman has served as a member of our Board of Directors since February 2007. From November 1972 to July 2005, he served as senior vice president and chief counsel for TIAA-CREF (Teachers Insurance and Annuity Association of America and College Retirement and Equities Fund), an investment fund. Since October 2005, Mr. Clapman has been a partner of Governance for Owners LLP, a U.K. based investment organization, which offers global investment and governance products and services to institutional investors, and he also serves as President and CEO of its U.S. corporate governance operations. In addition, since October 2005, Mr. Clapman has served as the independent chairman of the board of trustees of the AARP mutual funds. Mr. Clapman also serves as a board member of the National Association of Corporate Directors and on its Governance Committee.

Stanley P. Gold has served as a member of our Board of Directors since March 2008, is President and Chief Executive Officer of Shamrock Holdings, Inc. (“SHI”), a diversified investment company owned by the Roy E. Disney family. He also serves as an executive officer of certain subsidiaries of SHI, including Shamrock Holdings of California, Inc., and Shamrock Capital Advisors, Inc. Prior to joining SHI in 1978, Mr. Gold was a partner in the law firm of Gang, Tyre, Ramer & Brown. Mr. Gold serves as a member of the Board of Trustees for the University of Southern California, Chairman of the Board of the Jewish Federation of Greater Los Angeles, and as a member of the Board of Governors of the Hebrew Union College-Jewish Institute of Religions. He has previously served as a director of The Walt Disney Company, Ansell, Ltd., and Enterra Corporation.

Gary Griffiths has served as a member of our Board of Directors since June 2009, and has been President and Chief Operating Officer of LiteScape Technologies, Inc., a company focused on unifying various communication technologies over VoIP, since July 2008. Upon the acquisition in May 2007 by Cisco Systems, Inc. of WebEx Communications, Inc., a provider of web-based conferencing solutions, Mr. Griffiths became a Vice President at Cisco, where he remained until April 2008. Mr. Griffiths joined WebEx in December 2005 as Vice President of Products, and became President, Products and Operations, a position he maintained until leaving Cisco in April 2008. From June 1999 to July 2005, Mr. Griffiths was Chairman, President and Chief Executive Officer at Everdream Corporation, a technology services company. Mr. Griffiths serves on the board of directors of Silicon Graphics International Corp., a server, storage systems and data center infrastructure company.

Robert J. Majteles has served as the managing partner of Treehouse Capital LLC, an investment firm, since 2001. Mr. Majteles currently sits on the boards of directors of Macrovision Solutions Corporation, a digital entertainment technology company, U.S. Auto Parts Network, Inc., an ecommerce company focused on auto parts, Unify Corporation, a business software and services company, Comarco, Inc, a company focused on the design and manufacture of mobile power devices, and Adept Technology, Inc., a robotics systems and services company. In addition, Mr. Majteles is a Lecturer at the Haas School of Business and the Boalt Hall School of Law at the University of California, Berkeley.

Allan R. Spies has served as a member of our Board of Directors since December 2002, and as our lead independent director from February 2007 until October 2008. From 1997 until his retirement in June 2000, Mr. Spies served as Executive Vice President and Chief Financial Officer of US West Communications, a telecommunications company that was acquired by Qwest Communications International, Inc. in June 2000. Mr. Spies also serves on the board of InfoNow Corporation, a provider of enterprise channel management software.

Kenneth H. Traub is currently a private investor and strategic management consultant. Mr. Traub served as Vice President and Corporate Advisor of JDSU, a provider of optical products and test and measurement solutions for the communications industry, from February 2008 to September 2008. Previously, Mr. Traub was President, Chief Executive Officer and a member of the board of directors of American Bank Note Holographics, Inc. (ABNH), a holographic security company, from April 1999 to February 2008, at which time ABNH was acquired by JDSU. Mr. Traub managed an extensive turnaround of ABNH, and under his leadership, ABNH’s stockholders enjoyed a gain of over 1000% from 2001 to 2008.

Evan L. Kaplan has served as our President and Chief Executive Officer, and as a member of our Board of Directors, since November 2008. From February 1996 to July 2007, Mr. Kaplan served as founder, President, Chief Executive Officer and Chairman of Aventail Corporation, a pioneer in the virtual private networking (VPN) equipment and services market and a long time strategic partner of iPass Inc. After Aventail was acquired by SonicWALL, Inc., an IT security and data backup and recovery solution company in 2007, Mr. Kaplan remained with SonicWALL from July 2007 until January 2008 as Vice President of Business Development. From January 2008 until July 2008, Mr. Kaplan was on extended vacation with his family. From August 2008 until November 2008, Mr. Kaplan acted as a consultant to iPass, providing business planning and strategic and tactical advice and counseling to iPass, which enabled the Board to make an assessment of Mr. Kaplan that resulted in Mr. Kaplan becoming iPass’ President and Chief Executive Officer. Mr. Kaplan received $100,000 for the consulting services rendered.

Mr. Verdecanna has served as our Vice President and Chief Financial Officer from December 2005 to June 2009. On May 28, 2009, iPass entered into a severance agreement with Mr. Verdecanna pursuant to which Mr. Verdecanna’s employment with iPass is expected to terminate on July 31, 2009. From July 2005 to December 2005, Mr. Verdecanna served as our Vice President and Interim Chief Financial Officer. In December 2004, Mr. Verdecanna was appointed as Vice President in addition to his role as Corporate Controller. Mr. Verdecanna was appointed Principal Accounting Officer by our Board of Directors in January 2003 and joined us in October 2000 as Corporate Controller. Prior to joining us, Mr. Verdecanna was Vice President and Chief Financial Officer for Impact Hire, Inc., a recruiting software and service provider, from October 1999 to October 2000. From November 1996 to June 1999, Mr. Verdecanna served in various positions, most recently, as Corporate Controller for Interlink Computer Sciences, Inc., a public enterprise software company until its acquisition by Sterling Software, Inc. From December 1993 to November 1996, Mr. Verdecanna worked for Coopers and Lybrand L.L.P., leaving as a senior associate.

Mr. Charters has served as our Chief Operating Officer since November 2004. On May 29, 2009 iPass entered into a severance agreement with Mr. Charters pursuant to which Mr. Charters’ employment with iPass is expected to terminate on August 31, 2009. From July 2003 to November 2004, Mr. Charters served as the Chief Executive Officer of the Charters Group, an independent consulting services company. From April 2002 until July 2003, Mr. Charters served as the Chief Executive Officer of Expanets Communications, a majority owned subsidiary of Northwestern Corporation and a reseller of voice and data equipment. In September 2003, Northwestern Corporation voluntarily filed for bankruptcy. From December 1999 until February 2002, Mr. Charters served as a Founder and Chief Executive Officer of Qwest CyberSolutions, a joint venture formed by Qwest Communications and KPMG Consulting and a provider of complex business applications hosting and management services nationwide. Mr. Charters was the subject of a broad SEC investigation that included his activities while at Expanets, Inc., a subsidiary of Northwestern Corporation, alleging that Mr. Charters had partial responsibility for material misrepresentations and omissions in Northwestern’s public filings with the SEC and in other public statements. Mr. Charters was employed at Expanets from April 2002 to July 2003. In 2007, Mr. Charters settled a civil action brought by the SEC without admitting or denying guilt. In connection with the settlement, Mr. Charters paid a civil penalty of $50,000.

Mr. Patel has served as our Senior Vice President of Product Development since March 2009. From August 2001 to June 2008, Mr. Patel was Vice President of Engineering at VeriSign, an infrastructure services company. Prior to his appointment to Vice President at VeriSign, Mr. Patel held various positions with increasing responsibilities at VeriSign, starting in March 1997. Earlier in his career, Mr. Patel was employed at Taligent, a software development company, Apple Computer, Inc., a consumer electronics and software company, Daisy Systems Corporation, a computer-aided engineering company, and Visual Edge Software Ltd., a software development company. Mr. Patel holds an M.S. in Computer Science from Case Western Reserve University.

Mr. Garvey has served as our Vice President, General Counsel and Secretary since June 2009. From April 2008 to April 2009, Mr. Garvey was Vice President, General Counsel and Secretary at ShoreTel, Inc. a publicly traded provider of Internet Protocol unified communications systems for enterprises. From January 2005 to September 2007, Mr. Garvey served as General Counsel, Vice President of Corporate Development, and Secretary of Rackable Systems, Inc., a publicly traded computer server manufacturer. From September 1997 to December 2004, Mr. Garvey served as General Counsel, Vice President of Corporate Development and Secretary for Actuate Corporation, a publicly traded software company. Mr. Garvey holds a B.S. in applied sciences and engineering from the United States Military Academy and a J.D. from Stanford Law School.

Mr. Wastie has served as our Senior Vice President, Marketing and Strategy since June 2009. From February 2008 to May 2009, Mr. Wastie served as Vice President, Marketing at Rohati Systems, Inc, a venture backed provider of Data Center network security products. From July 2005 to February 2008 Mr. Wastie was employed at Juniper Networks Inc. a publicly traded provider of networking and security solutions where he held the roles of Vice President, Enterprise and Managed Services Marketing and Vice President, Emerging Technologies EMEA. From February 2004 to July 2005 Mr. Wastie served as International Marketing Director for Peribit Networks, a provider of WAN optimization solutions that was acquired by Juniper Networks in 2005. From May 2003 to January 2004 Mr. Wastie served as Vice President of Marketing EMEA for Hummingbird, a provider of Enterprise Content Management software. From September 1999 to April 2003 Mr. Wastie was employed at Inktomi Corporation where he held the Roles of Vice President and General Manager, Core Products Group and Vice President, Marketing, EMEA. Mr. Wastie has also held marketing and product management positions with Netscape and AT&T Online services in Asia Pacific. Mr. Wastie holds a B.A. (Hons) in Business Studies and Marketing from London Guildhall University.

Mr. Gatoff has served as our Senior Vice President and Chief Financial Officer since June 2009. From August 2008 until joining iPass, Mr. Gatoff served as Senior Vice President, Finance at United Online, Inc., a consumer Internet and media company. From June 2006 to July 2008 Mr. Gatoff served as Vice President and Controller of Sterling Commerce, Inc., an enterprise software and services company. Prior to that time, from March 2002 to June 2006, Mr. Gatoff served as Vice President, Finance, and Treasurer of VeriSign, Inc., a communications and Internet infrastructure services company. Mr. Gatoff received a BS in Business Administration/Accounting from the University of Vermont, and an MBA in Finance from Columbia University Graduate School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of June 30, 2009, except as otherwise specified in the footnotes to the table, by: (a) each director; (b) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (c) all executive officers and directors of iPass as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise provided, the stockholder referenced has sole voting and investment power with respect to the outstanding shares listed. All percentages in this table are based on a total of 62,204,769 shares of common stock outstanding on June 30, 2009. Unless otherwise indicated, the address for each listed beneficial owner is c/o iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065.

Name and Address of Beneficial Owner	Shares Issuable Pursuant to Options Exercisable Within 60 Days of June 30, 2009	Beneficially Owned (Including the Number of Shares Shown in the First Column)
		Shares	Percent
Evan L. Kaplan	—	—	*
Kenneth D. Denman(1)	—	2,528,300	4.1%
John Charters(2)	382,500	425,600	*
Bruce K. Posey(3)	—	177,633	*
Frank Verdecanna(4)	199,075	248,300	*
Joel Wachtler(5)	—	48,800	*
A. Gary Ames	240,000	255,000	*
John D. Beletic(6)	368,000	432,000	*
Peter G. Bodine(7)	240,000	281,523	*
Peter C. Clapman	75,000	95,000	*
Stanley P. Gold(8)	45,000	6,155,169	9.9%
Gary Griffiths(9)	45,000	64,000	*
Robert J. Majteles	45,000	60,000	*
Allan R. Spies	240,000	261,667	*
Kenneth Traub	45,000	155,300	*
Royce & Associates LLC(10)	—	3,666,917	5.9%
Entities affiliated with Shamrock Partners Activist Value Fund, L.L.C.(11)	—	6,095,169	9.8%
Entities affiliated with Foxhill Opportunity Master Fund, L.P.(12)	—	4,166,862	6.7%
Entities affiliated with WC Capital Management, LLC(13)	—	3,531,327	5.7%
Entities affiliated with Federated Investors, Inc.(14)	—	3,403,446	5.5%
All directors and executive officers as a group (19 persons)	1,924,575	11,188,292	17.4%

*	Less than one percent (1%).
(1)	Includes 2,375,300 shares held by the Kenneth D. Denman Revocable Trust. Mr. Denman resigned as a director, officer and employee of iPass effective November 10, 2008. The number of shares Mr. Denman beneficially owned is reflected as of March 1, 2009.
(2)	Mr. Charters’ employment with iPass is expected to terminate on August 31, 2009.
(3)	Mr. Posey resigned as an iPass employee and officer effective January 30, 2009. The number of shares Mr. Posey beneficially owned is reflected as of March 1, 2009.
(4)	Mr. Verdecanna’s employment with iPass is expected to terminate on July 31, 2009.
(5)	Mr. Wachtler resigned as an iPass employee and officer effective March 31, 2009. His remaining options expired on June 30, 2009. The number of shares Mr. Wachtler beneficially owned is reflected as of March 1, 2009.
(6)	Includes 54,000 shares held in the name of John and Anne Partnership, Ltd.

(7)	South Fork Ventures holds 18,327 shares. Mr. Bodine is a Managing Member of South Fork Ventures. Mr. Bodine disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(8)	Funds affiliated with Shamrock Partners Activist Value Fund, L.L.C., a Delaware limited liability company (“Shamrock Partners”) hold 6,095,169 shares. Mr. Gold is the President and Chief Executive Officer of Shamrock Partners. Mr. Gold disclaims beneficial ownership of the shares held by Shamrock Partners except to the extent of his pecuniary interest therein.
(9)	Includes 2,000 shares held by the Griffiths Family Trust and 2,000 shares held in a Custodial Account for Ryan Griffiths.
(10)	The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The data regarding the stock ownership of Royce & Associates, LLC is as of December 31, 2008 from the Schedule 13G/A filed by Royce & Associates, LLC on January 26, 2009. Includes 3,526,917 shares held by Royce Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC.
(11)	Shamrock Partners is the managing member of Shamrock Activist Value Fund GP, L.L.C., a Delaware limited liability company (the “General Partner”), which is the general partner of three funds which collectively own the shares reported. Shamrock Partners has sole voting and investment power with respect to all of such shares, the General Partner has shared voting and investment power with respect to all of these shares, and each of the funds has shared voting and investment power with respect to the shares held by the respective funds. The address for each of these Shamrock entities is 4444 Lakeside Drive, Burbank, California 91505. The data regarding the stock ownership of Shamrock Partners is as of November 3, 2008 from the Schedule 13D filed by Shamrock Partners on November 4, 2008.
(12)	The address for Foxhill Opportunity Master Fund, L.P. is c/o Foxhill Capital Partners, LLC, 502 Carnegie Center, Suite 104, Princeton, NJ 08540. The data regarding the stock ownership of Foxhill Opportunity Master Fund, L.P. is as of April 7, 2009 from the Schedule 13D/A filed by Foxhill Opportunity Master Fund, L.P. on April 8, 2009. Each of Foxhill Opportunity Fund, L.P., Foxhill Opportunity Offshore Fund, Ltd., Foxhill Capital (GP), LLC, Foxhill Capital Partners, LLC, and Neil Weiner have direct or indirect control over Foxhill Opportunity Master Fund, L.P., and therefore may be deemed to have, together with Foxhill Opportunity Master Fund, L.P., sole voting and investment power over the 4,166,862 shares beneficially owned by Foxhill Opportunity Master Fund, L.P. Each of the entities listed above may be deemed a group.
(13)	The address for WC Capital Management, LLC is 300 Drake Landing Boulevard, Suite 230, Greenbrae, CA 94904. The data regarding the stock ownership of WC Capital Management, LLC is as of December 31, 2008 from the Schedule 13G/A filed by WC Capital Management, LLC on February 13, 2009.
(14)	The address for Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, PA 15222-3779. The data regarding the stock ownership of Federated Investors, Inc. is as of December 31, 2008 from the Schedule 13G filed by Federated Investors, Inc. on February 13, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the 1934 Act, requires iPass’ directors and executive officers, and persons who own more than ten percent of a registered class of iPass’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of iPass. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish iPass with copies of all Section 16(a) forms they file.

To iPass’ knowledge, based solely on a review of the copies of such reports furnished to iPass, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: Each of Kenneth D. Denman (former director and Chief Executive Officer), John C. Charters, Anurag Lal (former executive officer), Bruce K Posey (former executive officer), Frank Verdecanna, Joel Wachtler (former executive officer) and Michael J. McConnell (former director) filed one Form 4 one day late.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Directors

The following table shows for the fiscal year ended December 31, 2008, certain information with respect to the compensation of our non-employee directors for fiscal 2008:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Total ($)
A. Gary Ames	$70,000	$6,569	$59,493	$136,062
John D. Beletic	$94,692	$6,569	$65,534	$166,795
Peter G. Bodine	$48,000	$6,569	$59,493	$114,062
Arthur C. Patterson	$51,000	$6,569	$59,493	$117,062
Allan R. Spies	$84,000	$17,669	$59,493	$161,162
Olof Pripp(5)	$41,000	$6,569	$74,381	$121,950
Michael J. McConnell(6)	$44,000	$24,034	$56,090	$124,124
Peter C. Clapman	$46,000	$24,034	$56,090	$126,124
Stanley Gold(7)	$27,667	$4,380	$7,220	$39,267

(1)	This column reflects annual director retainer fees, annual committee chairman retainer fees, Board of Directors’ meeting fees and committee meeting fees.
(2)	The dollar amount in this column represents the compensation cost for the year ended December 31, 2008 of stock awards granted in and prior to 2008. These amounts have been calculated in accordance with SFAS No. 123R ignoring the estimates of forfeiture and using the Black-Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in footnote 2 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K.
(3)	The dollar amount in this column represents the compensation cost for the year ended December 31, 2008 of stock option awards granted in and prior to 2008. These amounts have been calculated in accordance with SFAS No. 123R ignoring the estimates of forfeiture and using the Black-Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in footnote 2 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K.
(4)	At December 31, 2008, the following directors held stock options and shares of restricted stock as follows:

Name	Number of Shares Underlying Options	Number of Shares Restricted Stock
Mr. Ames	225,000	10,000
Mr. Beletic	368,000	10,000
Mr. Bodine	225,000	10,000
Mr. Patterson	225,000	10,000
Mr. Spies	225,000	16,667
Mr. Pripp(5)	75,000	20,000
Mr. Clapman	60,000	15,000
Mr. Gold(7)	30,000	10,000

(5)	Mr. Pripp ceased to be a member of the Board of Directors on June 24, 2009.
(6)	Mr. McConnell resigned from the Board of Directors effective October 31, 2008.
(7)	Mr. Gold was appointed to the Board of Directors on May 29, 2008.

The options and stock awards that were issued in 2008 to our non-employee directors consist of the following grants:

Name	Grant Date	Number of Shares of Stock (#)	Number of Shares Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Mr. Ames	5/29/08	—	15,000	$2.22	$18,299
	5/29/08	5,000	—	$—	$11,100
Mr. Beletic(3)	5/29/08	—	15,000	$2.22	$18,299
	5/29/08	5,000	—	$—	$11,100
	11/06/08	—	200,000	$1.70	$120,280
Mr. Bodine	5/29/08	—	15,000	$2.22	$18,299
	5/29/08	5,000	—	$—	$11,100
Mr. Patterson	5/29/08	—	15,000	$2.22	$18,299
	5/29/08	5,000	—	$—	$11,100
Mr. Spies	5/29/08	—	15,000	$2.22	$18,299
	5/29/08	10,000	—	$—	$22,200
Mr. Pripp(4)	5/29/08	—	15,000	$2.22	$18,299
	5/29/08	5,000	—	$—	$11,100
Mr. McConnell(5)	5/29/08	—	15,000	$2.22	$18,299
	5/29/08	5,000	—	$—	$11,100
Mr. Clapman	5/29/08	—	15,000	$2.22	$18,299
	5/29/08	5,000	—	$—	$11,100
Mr. Gold(6)	5/29/08	—	30,000	$2.22	$36,597
	5/29/08	10,000	—	$—	$22,200

(1)	All shares subject to the options vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant.
(2)	These amounts have been calculated in accordance with SFAS No. 123R using the Black-Scholes pricing model.
(3)	Mr. Beletic received a grant of 200,000 options in connection with becoming Chairman of the Board.
(4)	Mr. Pripp ceased to be a member of the Board of Directors effective June 24, 2009.
(5)	Mr. McConnell resigned from the Board of Directors effective October 31, 2008.
(6)	Mr. Gold was appointed to the Board of Directors on May 29, 2008.

The members of our Board of Directors who are not employees of iPass are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board of Directors’ or committee meetings. In addition, our non-employee directors receive the following cash compensation for services as a non-employee director:

Annual cash retainer	$20,000
Lead independent director retainer	$15,000
Committee chairman annual retainer	$5,000
Per meeting board meeting fees	$1,000
Per meeting committee meeting fees	$1,000

In addition, effective November 5, 2008, our Chairman of the Board receives:

•	an annual retainer of $80,000 per year (in lieu of the standard director retainer). For 2008, the increase of $60,000 in retainer was pro rated for 2008.

•

a stock option for 200,000 shares, with monthly vesting over three years for so long as he remains Chairman, and with full vesting upon a change in control (automatic grants under the Directors Plan, as defined and described below, are suspended while he is acting as Chairman);

•	meeting fees equal to meeting fees provided to all other non-employee directors; and

•

and a per diem fee of $3,000 per day for days spent at iPass as independent Non-Executive Chairman during his first three months in that capacity (with a maximum of three days per month). In December 2008, the Board of Directors modified the Chairman’s per diem arrangement to: 1) extend it through March 31, 2009; and 2) change the 3 days per month to a total of 6 days in the last two months of 2008 and a total of 9 days during the first quarter of 2009.

Under the terms of the iPass Inc. 2003 Non-Employee Directors Plan, as amended (the “Directors Plan”), we grant stock options and restricted stock to our non-employee directors as follows:

•	grants of stock options of 30,000 shares for initial grants, and 15,000 shares for annual grants, and

•	restricted stock awards of 10,000 shares for initial grants and 5,000 shares for annual grants.

Options granted under the Directors Plan vest as follows: (a) with respect to options that are awarded pursuant to initial grants, the 30,000 shares will vest with respect to 10,000 shares on the first anniversary of the date of grant, and thereafter in equal monthly installments over 24 months, and (b) with respect to options that are awarded pursuant to annual grants, the 15,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date of grant. Options granted under the Directors Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows iPass to repurchase unvested shares if the participant’s service terminates before vesting. All outstanding options under the Directors Plan are early exercisable.

Shares of stock acquired under a restricted stock award are subject to forfeiture in favor of iPass in accordance with the following vesting schedule: (a) with respect to restricted stock awards that are awarded pursuant to initial grants, one third of the 10,000 shares will vest on each of the first, second and third anniversaries of the date of grant, and (b) with respect to restricted stock awards that are awarded pursuant to annual grants, the 5,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant.

Compensation Discussion And Analysis

Business Overview and Strategy

iPass is a global provider of software-based mobility management services for enterprises and businesspeople. In 2008, we pursued a potential sale of the business. However, upon careful evaluation of our alternatives, the Board of Directors determined that it is in the best interest of shareholders to leverage our current market position as an independent entity by undertaking a turnaround of the business under new leadership. Our strategic vision for iPass is to use our software-enabled virtual network to become the leading provider of secure enterprise connectivity services worldwide. We are pursuing the following tactics in order to achieve this objective:

•	Expand our enterprise and individual customer base;

•	Increase user penetration within our existing customer base;

•	Continue to expand our wireless broadband coverage and service offerings;

•	Continue to enhance our virtual network;

•	Leverage and extend our endpoint management capabilities; and

•	Manage our network access and operating costs to a reasonable level while we pursue revenue growth.

Our compensation structure supports our business strategy to enhance the value of our stockholders’ investments.

Executive Compensation Philosophy, Principles and Policies

We operate in a volatile business environment in which competition for executive talent is intense. In order to attract, motivate, and retain those key executive officers with the ability to drive our success, we have established our compensation program to be competitive with that of other companies with which we compete for talent, and provide incentives to drive both short-term and long-term stockholder value. The philosophy of our Compensation Committee (the “Committee”) is that we pay for performance, not merely effort. As a result, the Committee has established the following principles and policies to guide the design and operation of our executive compensation program:

•	Compensation programs must enable us to attract and retain talent from the internet software and services industry and technology industries in general;

•	Incentive awards should be based on both financial results and strategic goals that support the long-term business objectives;

•	Incentive programs should motivate the right behaviors and reward executive officers based on results, not effort; and,

•	The compensation strategy should be straightforward and easy to understand to facilitate clear communication of expectations to executive officers and transparency with stockholders.

The Committee reviews these guidelines periodically to ensure continued alignment with the business strategy. For example, while our philosophy has been that our incentive program should reward both financial results and the achievement of specific strategic objectives, the Committee decided to base the 2008 cash incentive program exclusively on financial results with the intention of fostering greater collaboration among the executive team. The achievement of strategic objectives is still considered in setting compensation levels, although less directly than it had been in the past. We discuss the impact of this change on our incentive program in greater detail under “Quarterly Incentive Program.”

Market Positioning Philosophy

We target the 50th percentile, defined as the middle point of relevant peer group and survey market data (the “50th percentile”), for each element of compensation and with respect to total compensation. The Committee has determined this is an appropriate target market position as it has allowed iPass to attract and retain the level of talent it believes will improve operational performance and stockholder value.

The Committee determines peer group formation, with assistance from Mercer (US) Inc. (“Mercer”) a consultant retained by the Committee. Peer companies are selected primarily based on industry similarity and company size, which is measured by revenue and market capitalization. The Committee chooses industry criteria to produce a set of peer companies that represent a sampling of executive labor for which iPass competes. The Committee considers company size criteria as a proxy for executive job complexity.

In late 2007, the Committee worked with Mercer to review the peer group for future benchmarking and analysis. This was done to ensure the peer group continued to meet the Committee’s selection criteria, but also to address the fact that certain peers had merged or been acquired and were no longer public companies. The peer group used for benchmarking in 2008 was comprised of United Online Inc, Realnetworks Inc, Infospace Inc, Openwave Systems Inc, Digital River Inc, Ariba Inc, S1 Corp, Sonicwall Inc, Jupitermedia Corp, Navisite Inc, Entrust Inc, Saba Software Inc, Tumbleweed Communications Co, and Web.Com Inc. We do not expect to make any changes to the peer group used for executive compensation benchmarking in the next fiscal year.

Our executive compensation philosophy targets the 50th percentile for performance at a fully proficient level as determined by the Committee. The program provides downside risk and upside potential that is aligned with performance. Compensation below the 50th percentile is paid if performance objectives are not met. Above

50th percentile compensation may be paid when performance objectives are exceeded. Reflecting performance results, the actual compensation received in 2008 (including incentives paid for 2008 performance and the value of equity awards granted in 2008) was positioned below the peer group 50th percentile for all executives.

Role of CEO and Management in Compensation

On October 31, 2008, Kenneth D. Denman resigned as the President and Chief Executive Officer of iPass, and as the Chairman of the Board of Directors, effective as of the close of business on November 10, 2008. Effective immediately following Mr. Denman’s resignation, the Board appointed Evan L. Kaplan as President and Chief Executive Officer, and as a member of the Board of Directors. The Board also elected John D. Beletic as the Chairman of the Board effective immediately following Mr. Denman’s resignation. The Board believes that splitting the role of President and CEO from the Chairman role in this manner will result in a more effective governance structure.

During their respective periods of employment as CEO of iPass, Mr. Denman and Mr. Kaplan, in consultation with the Vice President of Human Resources, provided the Committee with the following:

•	Input on the individual performance of executive officers;

•	Input and advice on succession planning considerations;

•	Recommendations on the design and structure of quarterly incentive and long-term equity incentive compensation;

•	Information on recruiting and hiring trends and key employment statistics; and,

•	Other information as requested by the Committee.

The CEO, Vice President of Human Resources and General Counsel generally attend Committee meetings. However, at each in person meeting the Committee holds an executive session without management present. In addition, neither Mr. Denman or Mr. Kaplan were present during the deliberations or voting with regards to their own individual compensation packages.

Role of External Consultant

Mercer provides information, analyses, and advice regarding executive compensation, as described below. At the Committee’s direction, Mercer provided the following services for the Committee during fiscal 2008:

•	Evaluated the competitive positioning of our executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our primary peers and the broader industry;

•

Advised the Committee on Chief Executive Officer and other executive officer target award levels within the long-term equity incentive program and, as needed, on actual compensation actions, including the new hire compensation package offered to Mr. Kaplan;

•	Assessed the alignment of company compensation levels relative to performance of iPass against our primary peers and relative to our articulated compensation philosophy;

•	Briefed the Committee on executive compensation trends among our peers and broader industry;

•

Evaluated the impact of our equity programs on annual share use, run rate and total dilution and provided input on the reasonableness of alternative actions related to outstanding and prospective equity grants;

•	Supported the Committee with its succession planning activities for the executive officer group;

•	Evaluated the current compensation arrangements for Directors and provided recommendations for improving the alignment with competitive practices; and,

•	Provided ongoing advice as needed.

The Mercer consultant who performs these services reports directly to the Committee chair. Other Mercer or related entity consultants may report directly to iPass management when performing other services such as providing non-executive compensation market data.

Competitive Market Assessments

In order to ensure alignment of executive compensation with the above internal objectives and external market practice, we conduct, with assistance from Mercer, an annual assessment of executive compensation versus market. This assessment includes an evaluation of base salary, annual incentive opportunities, and long term incentives against (1) the compensation practices of the peer group of companies described above, as disclosed in each company’s annual proxy statement and (2) broader industry published survey compensation data. The peer group data provides highly specific data on executive officer compensation for all elements of pay, whereas the broader industry published survey data provides market information on a job-by-job basis. Mercer typically blends the two sources of data, as appropriate, to develop a market composite for each of the executive officers. The Committee takes the market assessment into consideration, in concert with other factors, when making decisions regarding executive compensation design and specific actions.

Compensation and Benefits Elements

We use four core compensation and benefits elements to provide a competitive overall compensation and benefits package that is tied to creating stockholder value and supporting the execution of our business strategies, as follows:

•	Base Salary;

•	Quarterly Cash Incentives;

•	Long-term Equity Incentives (which has historically included Stock Options, Restricted Stock and Performance Share Awards); and

•	401(k) and other benefits also provided to the broader employee population.

The Committee determines the target value of each compensation element primarily based on data collected during the competitive market assessment. In addition to reviewing competitive market values, the Committee considers other factors in managing target compensation levels each year, including the impact of equity grants on dilution, the accounting costs associated with certain award vehicles, the tax implications of various compensation elements for iPass and executives, and iPass’ cash flow requirements.

Base salary is intended to directly compensate executives for the time and service they provide in their respective roles. The Committee establishes the Quarterly Cash Incentive as a variable pay component intended to reward executives for the achievement of iPass’ short-term objectives. Long-term Equity Incentives also provide variable compensation which the Committee grants to motivate and reward executives for the achievement of iPass’ long-term objectives, including the creation of shareholder value. The 401(k) and other benefits provided to executives are intended to provide them with competitive retirement benefits and health and welfare protections.

The target opportunity for the Quarterly Cash Incentive is stated as a fixed dollar amount. The short-term variable component increases at higher salary levels, as both an absolute amount and as a percentage of the total compensation package. Equity awards are not directly linked to other pay components, but in general the value of equity awards and the percentage of total compensation such awards represent also increase at higher salary levels. Some benefit values (such as retirement earnings) are linked to salary, but benefit contribution rates do not vary based on pay or level in the organization.

In sum, the Committee establishes the total reward package with the intent to provide a competitive level of compensation and benefits to executives, while placing an increasing emphasis on variable pay for performance at more senior levels in the organization. The emphasis on long-term compensation versus short-term compensation (and the emphasis on equity rewards versus cash compensation), also increase at more senior levels. The specific purpose and mechanics of each compensation element is described in more detail below.

The Committee may also take into consideration factors specific to the individual executive officer, such as individual performance, past compensation and relative positioning to other executives within iPass when taking specific actions relating to compensation. For example, the Committee considers historical compensation outcomes (such as expected gain on unvested equity awards) in determining the level and timing of annual equity awards. The Committee reviews and considers each component for each executive officer before making compensation decisions.

Currently, we do not offer our executive officers any perquisites or supplemental retirement benefits that are not available to employees below the executive level.

Base Salary

We provide salaries to executive officers as compensation for defined job responsibilities and services to iPass. The Committee bases annual salary determinations on competitive assessment, experience and proficiency in the role, the need to retain key talent and individual and company performance.

In reviewing these factors, the Committee, in arms’ length negotiations with Mr. Kaplan, agreed to set Mr. Kaplan’s base salary at $350,000 per year at the time of his hire, which is consistent with the salary rate of the previous CEO, Mr. Denman, and approximately 20% below the 50th percentile of the market composite calculated for this position, as defined above. This salary rate is effective through January 1, 2010.

In 2008, Barbara M. Nelson was appointed Vice President and Chief Technology Officer. The Committee increased her base salary to $200,000 at the time of her appointment, which approximates the 50th percentile of the market composite for this position, as defined above, to reflect base salary consistent with her new position. The Committee decided not to make salary adjustments for any of the other executive officers in 2008 because the Committee did not believe that increases to fixed compensation for executive officers would be appropriate given corporate performance levels. Based on the annual market assessment, 2008 salary levels ranged from 6% above to 20% below the market 50th percentile.

Quarterly Cash Incentives

The Committee pays cash bonuses to provide incentives to executive officers to perform to their greatest potential. The Committee has determined that quarterly cash incentives are appropriate for the organization given the rapidly changing business environment in which iPass operates. These incentives are intended to focus management on the near-term operational objectives that are important to the longer-term success of the business. The Committee sets goals at the beginning of the fiscal year and reviews and approves payouts quarterly. While the Committee has the ability to adjust the quarterly performance goals to reflect changing business conditions, no such adjustments were made to the goals that were established at the beginning of the fiscal year for 2008.

Target Amounts: The Committee determines target annual bonus amounts for each executive officer at the beginning of the plan year. In 2008, the Committee decided to keep the target bonuses amounts consistent with the prior year, other than for Mr. Posey, whose target annual bonus increased from $100,000 to $125,000, and for Mr. Charters, whose target annual bonus increased from $120,000 to $150,000. The Committee determined that these increases were appropriate due to the performance and added responsibilities of Mr. Posey and Mr. Charters. The annual target bonus amounts for the executive officers range from $60,000 to $250,000 (30% to 71% of base salary).

As part of his employment agreement, Mr. Kaplan was provided an initial target annual bonus amount of $250,000 (71% of base salary) contingent upon achieving the performance goals established each year as part of the management incentive plan. This amount was determined in arms’ length negotiations with

Mr. Kaplan. Payment of this target amount, prorated based on his start date, was guaranteed for 2008 because of the short duration from the date of hire to the end of the year which would make it difficult for Mr. Kaplan to influence 2008 company performance, and paid along with the other bonuses earned in Q4. Effective January 1, 2010, Mr. Kaplan’s target bonus amount will be increased to at least $350,000 (100% of current base salary) if his performance meets the expectations of the Board.

At the time of her appointment, the Committee approved a target annual bonus amount of $60,000 for Ms. Nelson (30% of base salary) to reflect target annual bonus consistent with her new position. This amount is positioned near the 50th percentile of the market.

While the target bonus approximates the 50th percentile of the market, actual payout amounts for executive officers are determined based upon company performance. The Committee determines a threshold for performance below which no bonus will be earned. If performance exceeds the threshold, the actual bonus earned is calculated linearly based on the following scale:

Performance Levels	Payout as % of Target
Below Threshold—Unacceptable performance	0%
Threshold Goal—Lower than expected performance	50%
Target—Expected performance	100%
Upper Goal—Exceptional performance	150%
Above Upper Goal—Exceptional and improbable performance	Uncapped and Linearly Determined

The Committee considers market practice when determining the payout threshold and the upper potential of the program. While the bonus amount that may be earned by executives is not capped at a specific level, the Committee believes that the performance goals at the upper level are sufficiently difficult that there is a low likelihood of executives actually earning an award in excess of 150% of target.

In 2008, the quarterly cash incentive program resulted in below target bonuses for all four quarters which, in the Committee’s view, is reasonable given the objectives set for 2008 and iPass’ performance relative to such objectives.

Performance Measures and Weightings: In 2007, bonus amounts were based on corporate financial performance and, with the exception of the CEO, the achievement of individual performance objectives. In 2008, the Committee made the decision to base quarterly incentives entirely on performance as measured against corporate financial objectives for all executives. This decision was made to foster greater collaboration and teamwork among the executive team, as well as to improve internal equity among the executives as a group.

The metrics used to evaluate executive performance were chosen to motivate executives to achieve iPass’ business plan. The relative weightings of the metrics reflect the Committee’s perspective regarding iPass’ short-term business priorities. Our corporate measures for 2008 were weighted as follows for all of the executive officers:

	Q1 & Q3	Q2 & Q4
Performance Measures	1) iPass revenues 2) Broadband revenues 3) Non-GAAP operating expenses	1) iPass revenues 2) Broadband revenues 3) Non-GAAP operating expenses 4) Contract monthly order value

Weighting	All measures weighted equally	Contract monthly order value weighted twice as much as the other measures to reflect semi-annual measurement

Total Revenues, Broadband Revenues and Non-GAAP Operating Expenses are measured quarterly, while 6-month Contract Monthly Order Value is measured at the end of Q2 and Q4.

The Committee believes that overall revenue growth is critical to secure iPass’ position as a market leader in the mobility management space. Performance against the total revenue metric reflects management’s ability to grow the customer base, leverage existing client relationships, manage the loss of revenues from legacy parts of the business and expand the business in new service areas and geographies.

While total revenue growth is important, the Committee believes that increasing revenues from broadband software and services is particularly important to the business strategy. Therefore, the Committee uses a second revenue metric specifically focused on expanding the broadband business to motivate executives to concentrate their efforts and investments in this area.

Contract monthly order value also measures managements’ ability to grow the business, with special emphasis on securing new enterprise contracts. This metric captures our ability to develop new business relationships and is a leading indicator of future revenue generation.

Quarterly bonus awards are also based partly on non-GAAP operating expenses, because the ability to control costs while growing the business is fundamental to iPass’ profitability. Non-GAAP operating expenses exclude equity plan-related compensation expenses, restructuring charges, amortization of intangible assets, and cumulative effect of change in accounting principles, which are charges and gains which management does not consider reflective of the company’s core operating business.

We adjust for the excluded items because the Committee believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of the company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and the company does not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

Performance Targets, Business Results and Bonus Payouts: The Committee sets the incentive plan goals at the beginning of each year in alignment with the business plan. The Committee set target performance goals for 2008 at levels that require significant improvement over prior year results. The Committee made no adjustments to the quarterly performance goals during the year.

The table below shows the cumulative quarterly performance goals for each metric at the threshold, target and upper performance levels, as well as the actual cumulative 2008 results. As discussed above, contract monthly order value was measured semi-annually.

Cumulative 2008 Performance Goals	Threshold Goal	Target Goal	Upper Goal	Actual 2008 Results
Revenues	$203,000,000	$211,000,000	$219,000,000	$191,368,000
Broadband Revenues	103,770,900	115,301,000	126,831,100	103,711,380
Non-GAAP Operating Expenses	116,909,000	110,909,000	104,909,000	109,759,000
Contract Monthly Order Value	3,840,000	4,800,000	5,760,000	3,398,000

Corporate performance against the pre-established goals for each measure resulted in executives earning the following quarterly bonus amounts (as a percent of target): first quarter – 59.4%; second quarter – 39.8%; third quarter – 26.8%; and fourth quarter – 26.8%. As a result, the total bonus amount earned by executives was 38.2% of target in aggregate. Mr. Denman received a bonus payment for the first three quarters of the year as described above, for a total bonus amount of 42.0% of target in aggregate. The Committee believes that below target bonus awards are reasonable in light of overall corporate results.

As discussed previously, Mr. Kaplan was guaranteed to receive his target bonus amount for 2008 as part of his employment agreement, prorated based on his time of service. This amounted to a total bonus award of $40,082 for 2008.

In addition to the bonus payments described above, in February 2009 the Board of Directors approved one-time discretionary retention bonuses that ranged from $7,500 to $14,500 for the executive officers. These bonus payments are intended to retain certain key executives during a period of leadership transition. The bonuses will be payable provided the executives remain active employees through June 30, 2009.

Long-Term Equity Incentives (LTEI)

In order to ensure a strong link to the long-term interests of stockholders, the Committee places significant emphasis of executive compensation on long-term equity incentives. The Committee based the amount of LTEI awarded on competitive LTEI levels in the market. The Committee targets the 50th percentile (with option values measured by the Black-Scholes option pricing model), with the understanding that above target value will be realized if stockholder value is created. The Committee also considers the impact of awards to executive officers on total shareholder dilution and the expenses accrued for stock-based compensation.

In recent years, both peer group and published survey stock grant practices indicated a shift from the use of options only to a mix of options and other equity vehicles. Prior to 2006, LTEI to our executive officers and employees were created solely through the use of stock options. In 2006, we moved to a blend of stock options, restricted shares and performance share awards (“PSAs”). In 2007, we continued to use options, but made all stock grants performance-based (i.e., time-based vesting for restricted stock was eliminated for executive officers).

In February 2008, given business uncertainty and retention concerns emanating from a potential transaction or reorganization of iPass, the Committee decided not to grant stock options to executive officers and instead granted a combination of service-based restricted shares and PSAs. The Committee determined that full-value shares provide more retention value and more stability than stock options, which have additional downside risk and upside potential.

While targeting equity values at the 50th percentile of the market is the philosophy of the Committee, in 2008 the Committee focused primarily on share usage to determine the size of the awards. The reason for this change is that iPass’ stock price was lower in 2008 than in 2007, and providing a 50th percentile LTEI value would have used more shares than the Committee felt was appropriate. Furthermore, the Committee did not feel it was appropriate to increase the number of shares awarded due to a decrease in stock price.

Considering the target value to participants and the cost and the dilutive impact of the PSAs, the Committee decided to hold the number of PSAs constant from 2007 to 2008 and provide one share of restricted stock in 2008 for every 3 options that were granted in 2007. The Committee believes that his approach resulted in a share usage rate that is reasonably aligned with peer group and broader industry practices, especially when evaluated on a net basis (i.e., shares granted minus shares cancelled or expired).

The Committee generally grants annual equity awards following the first major Committee meeting of the year, unless otherwise specified by our Board of Directors or the Committee. The Committee grants all stock option grants to named executive officers with an exercise price equal to or above the fair market value of the underlying stock on the date of grant. iPass does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, iPass does not time the release of material nonpublic information based on equity award grant dates.

Restricted Shares

Restricted shares are intended to align the interests of executive officers and stockholders through ownership, while at the same time providing meaningful retention value to executive officers through the use of service-based vesting provisions. The move from stock options to restricted stock was made to enhance the retention value of the long-term equity incentive program during a period of business volatility and uncertainty.

On February 12, 2008, Mr. Denman was granted 45,000 shares of restricted stock, Messrs. Verdecanna, Charters, Posey, and Wachtler were granted 20,600 shares each. Ms. Nelson received two grants in 2008: February 12, 2008 – 19,550 and May 28, 2008 – 1,050, totaling 20,600 shares. These shares vest 50% on June 15, 2009 and 50% on June 15, 2010. The Committee considered the current equity holdings of key executive officers in determining the vesting schedule.

Performance Share Awards (PSAs)

The Committee uses PSAs to focus executive officers on operating excellence and the creation of economic and stockholder value. Because the vesting of PSAs is contingent upon meeting predefined financial or strategic objectives, executives are rewarded for a combination of strong business results and positive shareholder return.

On February 12, 2008, Mr. Denman was granted 45,000 performance shares and Messrs. Verdecanna, Charters, Posey, and Wachtler were granted 20,600 performance shares each. On May 28, 2008, Ms. Nelson was granted 20,600 performance shares. The vesting of these performance shares granted is based on the achievement of Return on Invested Capital goals and non-GAAP operating income goals, with each weighted 50% and measured as of the end of 2008. These performance metrics differ from the Quarterly Cash Incentives metrics because, while the Quarterly Cash Incentives are intended to focus executives on business growth and expense management, the PSAs focus on the results of these efforts over time. Operating income is maximized by growing revenue while controlling expenses, while return on invested capital measures how efficiently profits are generated by taking into account the amount of capital used achieve such results.

As with the Quarterly Bonus Plan, the threshold and target performance goals were derived from the business plan. The use of non-GAAP operating income reflects the Committee’s belief that the performance metrics used to determine executive compensation outcomes should exclude factors deemed to be largely outside the control of management.

For below threshold performance, no shares are earned. If the threshold performance goals are met, 50% of the shares are earned. If the targets are met or exceeded, 100% of the shares would be earned. For performance between threshold and target, straight line interpolation is used to determine the amount earned. If performance shares are earned, they would vest 50% in 2009 and 50% in 2010.

At the end of 2008, it was determined that the thresholds for Return on Invested Capital and Operating Income were not met and therefore no shares vested except those shares that vested pursuant to Mr. Denman’s severance agreement, as discussed under “Employment, Severance, and Change-in-Control Agreements.

CEO New Hire Equity Awards

In connection with his hire, Mr. Kaplan was granted an option to purchase 500,000 shares with an exercise price of $1.70, the fair market value of our common stock on the date of grant. Mr. Kaplan was also granted 500,000 performance shares, the vesting of which is conditional upon continued service and the achievement of certain EBITA (earnings before interest, taxes and amortization) goals. These equity awards were agreed to in arm’s length negotiations with Mr. Kaplan and necessary to recruit Mr. Kaplan to iPass, and are intended to provide strong retention value going forward. We do not plan to grant any additional equity to Mr. Kaplan in 2009.

The stock option grant is intended to align Mr. Kaplan’s interests with those of stockholders and motivate long-term stockholder value creation. The Committee chose to grant stock options rather than restricted stock, because the Committee believes that stock options provide more upside incentive to turnaround the business. In addition, stock options have value only to the extent the price of our common stock on the date of exercise exceeds the exercise price, which is equal to the fair market value of the stock on the date of grant. As a result, Mr. Kaplan will only realize a benefit from such grants to the extent that he is able to create value for shareholders. The options vest over four years, with 25% vesting after one year and the remaining 75% of options vesting ratably on a monthly basis over the following three years. The options expire after ten (10) years.

The performance shares are intended to motivate a turnaround of iPass by focusing the CEO on returning the company to profitability and generating profitable revenue growth. The performance shares will vest in five separate tranches upon the achievement of specified EBITA goals as measured over the four previous quarters. The EBITA goals are not tied to a specific timeline. Any losses incurred in quarters prior to Mr. Kaplan’s appointment as CEO are excluded from the calculation.

Other Benefits

We offer additional benefits designed to be competitive with overall market practices, and to attract and retain the talent we need. All salaried employees are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time off and paid holidays.

Other Compensation

In connection with his employment offer, Mr. Kaplan is eligible to receive certain relocation benefits, including the following:

•

Monthly reimbursement of up to $10,000 to cover reasonable temporary living expenses for up to six months from the date of hire, subject to end upon the close of a purchase of residence in the San Francisco Bay Area;

•	An additional payment to cover any tax liabilities associated with these payments (Taxable Living Expenses Gross-Up);

•	Reimbursement for reasonable relocation expenses, subject to certain conditions;

•	An additional payment to cover any tax liabilities associated with these payments (Taxable Relocation Expenses Gross-Up); and

•	Up to $12,000 to cover additional relocation expenses not covered above.

The Committee deemed these benefits necessary to attract Mr. Kaplan to the organization, and arrived at these amounts in arm’s length negotiations with Mr. Kaplan.

2009 Cash Compensation

Reflecting the current economic conditions and iPass’ financial results, the Committee determined that base salary levels will not be increased in 2009 for the named executives. In addition, the Committee decided to keep the target bonuses consistent with the prior year for all of the named executives.

In early 2009, the Committee determined that the quarterly cash incentive program would remain largely unchanged, except as noted below:

•

Consistent with the prior year, and for the same reasons, the Committee established the financial metrics against which performance would be measured as revenues, non-GAAP operating expenses, contract monthly order value and broadband revenues, each weighted equally. All of the financial measures, including contract monthly order value, will be measured on a quarterly basis in 2009 to simplify administration. In addition, the broadband revenue goal will focus exclusively on mobile broadband revenues in the second through fourth quarters of the 2009. This change in emphasis better reflects iPass’ near-term strategic priorities.

•

The bonus amounts will be based entirely on financial performance for the first quarter of 2009, but will be shifted to 80% financial and 20% personal performance for the second through fourth quarters of 2009, except for the President and CEO, whose bonus will be based entirely on company financial performance for all four quarters. The Committee’s decision to incorporate the personal performance objectives was based on input from Mr. Kaplan with the intent to focus the management team on key strategic and operational goals that can be affected at the individual level and which are critical to the execution of iPass’ business strategy. Since Mr. Kaplan is ultimately responsible for defining the business strategy, the Committee believes that his performance should be evaluated entirely based on the financial outcomes of this strategy, rather than the achievement of the specific objectives that comprise it.

iPass established financial performance targets for all four quarters in alignment with the 2009 business operating plan. Based on the information available at the time the goals were established, the Committee believes that the target performance goals are sufficiently difficult to meet and that there is a greater likelihood executives will earn a below-target bonus than an above-target bonus. The Committee retains the flexibility to change the goals based on new information or to reflect external developments prior to the start of each quarterly performance period.

Personal performance objectives will be established for each executive prior to the start of the second through fourth quarters. At the end of each quarterly performance period the Committee, with input from Mr. Kaplan, will determine the level of achieved results against the personal performance objectives.

Supplementary Compensation Policies

Employment, Severance, and Change-in-Control Agreements

iPass provides severance benefits to its executive officers in the event of termination without cause. iPass also provides benefits in the event that an executive officer’s employment is involuntarily terminated following a corporate change-in-control. These benefits are triggered only to the extent that both a qualifying change-in-control takes place and the executive is terminated without cause or constructively terminated (otherwise known as a “double-trigger”). The purpose of these benefits is to promote management continuity and cooperation during a potential transaction that is being pursued by the Board to maximize shareholder value (such as a merger with or acquisition by another company), despite the fact that such a transaction may jeopardize the future employment of iPass executives.

These change-in-control benefits include a lump sum cash payment based on the executive officer’s annual salary plus annual bonus target, continued health benefits coverage for a period of time, and accelerated vesting of all equity awards in the case of a change in control of the company within 18 months of iPass being acquired. The full benefits and related terms and conditions are comprehensively explained in the “Supplementary Compensation Policies and Potential Payments Upon Termination or Change-in-Control” sections of this document.

In connection with his hire, Mr. Kaplan was guaranteed certain severance benefits if the Board terminates him without cause or he resigns for Good Reason, including: (a) a lump sum cash severance payment equal to 12 months of base salary; (b) the prorated portion of the target bonus for the year less any payments already made for the year, calculated at the rate at which bonuses were paid earlier in the year (or in the prior year, if the first quarter bonus has not yet been determined); (c) the target bonus for the year multiplied by the rate at which bonuses were earned in the prior four quarters; (d) payment of COBRA premiums for up to 18 months and (e) accelerated vesting of the time-based component of any equity awards for 12 months and extended exercisability of option grants for up to 9 months. In addition, upon the close of a Corporate Transaction, vesting conditions of outstanding equity grants, whether determined by the passage of time or in reference to performance targets, shall be deemed satisfied.

In determining the value, terms and structure of severance and change-in-control benefits, the Committee, in consultation with Mercer, considered market practice, the value of such benefits to the executives and the aggregate potential cost of such a program assuming actual termination. Additionally, in determining the level of severance benefits the Committee considered iPass’ past experience and precedent for providing severance in the event of a company-initiated termination. The Committee introduced these benefits with a focus on retaining key executive officers by providing a market competitive level of protection and security during the current period of uncertainty.

Although the circumstances of his resignation did not qualify Mr. Denman for severance benefits under the terms of his offer letter, the Board agreed to provide him with a severance package equal to what he would have received had his employment been terminated other than for cause in recognition of his agreement to faithfully continue his job duties through the termination date and to cooperate in transitioning the CEO responsibilities to Mr. Kaplan, as well as his agreement to certain post-employment restrictions, including nondisparagement of the company and nonsolicitation of employees for up to one year. The severance benefits were composed of (i) an amount equal to nine months of base salary, (ii) an additional “bonus” severance amount equal to 75% of the 2008 bonus opportunity multiplied by the average bonus earned as a percent of target for the first three quarters of the year, (iii) payment of Mr. Denman’s COBRA premiums for up to 18 months and (iv) nine months of vesting acceleration of outstanding stock option and other equity awards, irrespective of whether performance conditions are met. The total value of these benefits is detailed in the “Summary Compensation Table”.

Report of the Compensation Committee1

The Compensation Committee of the Board of Directors of iPass Inc. has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and, based upon the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Arthur C. Patterson, Chairman

John D. Beletic

Peter G. Bodine

Mr. McConnell also served on the Compensation Committee before resigning from the Board of Directors and from the Compensation Committee effective October 31, 2008.

Compensation of Executive Officers

The following table shows for the fiscal years ended December 31, 2008, 2007, and 2006, compensation awarded or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer, and our other three most highly compensated executive officers at December 31, 2008 (the “Named Executive Officers”).

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of iPass under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Evan L. Kaplan	2008	$58,334		—	$—		$14,465		$40,082	$68,097	(3)	$196,072
President and Chief Executive Officer

Kenneth Denman	2008	$325,319		—	$295,204	(4)	$(37,331	)(5)	$111,317	$272,520	(6)	$967,029
President and Chief Executive Officer*	2007	$350,000		—	$139,621		$362,362		$106,148	$7,623	(7)	$965,754
	2006	$350,000		—	$42,889		$355,551		$103,792	$7,299	(8)	$859,531

Frank Verdecanna,	2008	$230,000		—	$48,253		$106,737		$44,828	$7,170	(9)	$436,988
Chief Financial Officer**	2007	$230,000		—	$58,176		$119,344		$75,487	$7,881	(10)	$490,888
	2006	$214,375	(11)	—	$17,875		$81,645		$73,461	$6,955	(12)	$394,311

John Charters,	2008	$270,000		—	$48,253		$174,240		$53,794	$16,330	(13)	$562,617
Chief Operating Officer***	2007	$270,000		—	$58,176		$231,538		$89,535	$12,551	(14)	$661,800
	2006	$270,000		—	$17,875		$216,007		$86,076	$10,175	(15)	$600,133

Bruce K. Posey,	2008	$250,000		—	$48,253		$103,803		$53,308	$8,219	(16)	$463,583
Senior Vice President, General Counsel and Secretary****	2007	$250,000		—	$58,176		$130,020		$76,612	$6,123	(17)	$520,931
	2006	$250,000		—	$17,875		$121,099		$75,171	$2,361	(18)	$466,506

Joel Wachtler,	2008	$200,000		—	$48,253		$106,331		$45,053	$6,344	(19)	$405,980
Vice President of Marketing and Strategy*****	2007	$200,000		—	$29,089		$165,541		$75,412	$6,820	(20)	$476,862
	2006	$200,000		—	$18,649		$193,955		$71,315	$5,749	(21)	$489,668

*	Mr. Denman resigned as a director, officer and employee of iPass effective November 10, 2008.
**	Mr. Verdecanna’s employment with iPass will terminate on approximately July 31, 2009
***	Mr. Charters’ employment with iPass is expected to terminate on August 31, 2009.
****	Mr. Posey resigned as an iPass employee and officer effective January 30, 2009.
*****	Mr. Wachtler resigned as an iPass employee and officer effective March 31, 2009.
(1)	The dollar amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007, and 2006 in accordance with FAS 123(R), ignoring the estimates of forfeiture, related to non-option awards and include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 2 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K.
(2)	The dollar amount in this column represent the compensation cost for the years ended December 31, 2008, 2007, and 2006 of stock option awards granted in and prior to 2008. These amounts have been calculated in accordance with SFAS No. 123R ignoring the estimates of forfeiture and using the Black-Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in footnote 2 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K.
(3)	Consists of $45,331 for relocation assistance and temporary living expenses, $21,378 for a tax gross-up adjusted for relocation assistance and temporary living expenses, $1,313 contributed by us on behalf of Mr. Kaplan to defined company benefit plan, and $75 for life insurance premiums paid by us.
(4)	The dollar amount includes an increase of $135,003 as a result of Mr. Denman’s accelerated vesting.
(5)	The dollar amount includes a decrease of $256,677 as a result of Mr. Denman’s accelerated vesting.
(6)	Consists of $262,500 in severance, $9,230 contributed by us on behalf of Mr. Denman to defined company benefit plans, and $790 for life insurance premiums paid by us.
(7)	Consists of $6,656 contributed by us on behalf of Mr. Denman to defined company benefit plans, $431 for life insurance premiums paid by us, and $536 for reimbursement for home office related expenses.
(8)	Consists of $1,422 for reimbursement for home office related expenses, $5,465 contributed by us on behalf of Mr. Denman to defined company benefit plans and $412 for life insurance premiums paid by us.
(9)	Consists of $6,900 contributed by us on behalf of Mr. Verdecanna to defined company benefit plans and $270 for life insurance premiums paid by us.
(10)	Consists of $6,900 contributed by us on behalf of Mr. Verdecanna to defined company benefit plans, $259 for life insurance premiums paid by us, and $722 for reimbursement for home office related expenses.
(11)	Mr. Verdecanna’s salary increased to $230,000 as of August 16, 2006.
(12)	Consists of $722 for reimbursement for home office related expenses; $5,986 contributed by us on behalf of Mr. Verdecanna to defined company benefit plans and $247 for life insurance premiums paid by us.
(13)	Consists of $12,704 for reimbursement for commuting related expenses; $3,194 contributed by us on behalf of Mr. Charters to defined company benefit plans and $432 for life insurance premiums paid by us.
(14)	Consists of $8,926 for reimbursement for commuting related expenses; $3,194 contributed by us on behalf of Mr. Charters to defined company benefit plans and $431 for life insurance premiums paid by us.

(15)	Consists of $7,388 for reimbursement for commuting related expenses; $2,512 contributed by us on behalf of Mr. Charters to defined company benefit plans and $275 for life insurance premiums paid by us.
(16)	Consists of $6,875 contributed by us on behalf of Mr. Posey to defined company benefit plans and $1,344 for life insurance premiums paid by us.
(17)	Consists of $4,833 contributed by us on behalf of Mr. Posey to defined company benefit plans and $1,290 for life insurance premiums paid by us.
(18)	Consists of $1,728 contributed by us on behalf of Mr. Posey to defined company benefit plans and $633 for life insurance premiums paid by us.
(19)	Consists of $5,000 contributed by us on behalf of Mr. Wachtler to defined company benefit plans and $1,344 for life insurance premiums paid by us.
(20)	Consists of $5,584 contributed by us on behalf of Mr. Wachtler to defined company benefit plans and $1,236 for life insurance premiums paid by us.
(21)	Consists of $4,513 contributed by us on behalf of Mr. Wachtler to defined company benefit plans and $1,236 for life insurance premiums paid by us.

Grants of Plan-Based Awards

The following table sets forth information concerning plan-based grants to our Named Executive Officers during fiscal 2008. Stock awards were granted under our 2003 Equity Incentive Plan, and provide for vesting of the underlying common stock set forth below. Stock options were granted at an exercise price equal to the closing sale price of the common stock on The Nasdaq Global Market on the last market trading day prior to the grant date in accordance with the provisions of our 2003 Equity Incentive Plan.

Grants of Plan Based Awards In Fiscal 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Stock and Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Kenneth D. Denman*	2/12/08	$75,000	$150,000	(3)
	2/12/08				22,500	45,000	(4)	45,000						$131,400
	2/12/08								45,000	(5)				$131,400

Evan L. Kaplan	11/6/08	$125,000	$250,000	(3)
	11/6/08				100,000	500,000	(6)	500,000						$850,000
	11/6/08										500,000	(7)	$1.70	$383,450

Frank Verdecanna**	2/12/08	$50,000	$100,000	(3)
	2/12/08				10,300	20,600	(8)	20,600						$60,152
	2/12/08								20,600	(9)				$60,152

John Charters***	2/12/08	$75,000	$150,000	(3)
	2/12/08				10,300	20,600	(8)	20,600						$60,152
	2/12/08								20,600	(9)				$60,152

Bruce K. Posey****	2/12/08	$62,500	$125,000	(3)
	2/12/08				10,300	20,600	(8)	20,600						$60,152
	2/12/08								20,600	(9)				$60,152

Joel Wachtler*****	2/12/08	$50,000	$100,000	(3)
	2/12/08				10,300	20,600	(8)	20,600						$60,152
	2/12/08								20,600	(9)				$60,152

*	Mr. Denman resigned as a director, officer and employee of iPass effective November 10, 2008.
**	Mr. Verdecanna’s employment with iPass will terminate on approximately July 31, 2009
***	Mr. Charters’ employment with iPass is expected to terminate on August 31, 2009.
****	Mr. Posey resigned as an iPass employee and officer effective January 30, 2009.
*****	Mr. Wachtler resigned as an iPass employee and officer effective March 31, 2009.
(1)	This column sets forth the aggregate annual target amount of each named executive officer’s quarterly cash bonus award for the year ended December 31, 2008 for each of our named executive officers. The actual cash bonus award earned for the year ended December 31, 2008 for each named executive officer is set forth in the 2008 Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended December 31, 2008.

(2)	Represents the grant date fair value of such award determined in accordance with FAS 123R, calculated using the Black-Scholes model.
(3)	There is no maximum estimated future payout under non-equity incentive plan awards, since each Named Executive Officer’s bonus increases with performance under the management bonus plan, as described in the “Compensation Discussion and Analysis” section above.
(4)	These performance based shares were initially subject to vest in the following manner: 50% on June 15, 2009 and 50% on June 15, 2010. Due to the acceleration of vesting resulting from Mr. Denman’s separation from the company, 50% of the shares vested on November 7, 2008 and 50% were forfeited on November 7, 2008.
(5)	These service-based shares were initially subject to vest in the following manner: 50% on June 15, 2009 and 50% on June 15, 2010. Due to the acceleration of vesting resulting from Mr. Denman’s separation from the company, 50% of the shares vested on November 7, 2008 and 50% were forfeited on November 7, 2008.
(6)	These performance-based shares shall be earned upon the achievement of certain performance criteria, as described in the “Employment, Severance, and Change-in Control Agreements” section below.
(7)	The shares subject to the option vest in the following manner: 25% of the shares vest on November 5, 2009 and the remaining 75% of the shares vest monthly over the following 36 months.
(8)	These performance based shares were initially subject to vest in the following manner: 50% on June 15, 2009 and 50% on June 15, 2010. This award was cancelled on 12/31/08 because the performance targets were not achieved.
(9)	These service-based shares are subject to vest in the following manner: 50% on June 15, 2009 and 50% on June 15, 2010.

See “Compensation Discussion and Analysis” above for a discussion of our annual bonus structure and other elements of compensation.

Outstanding Equity Awards At Fiscal Year-End

The following table shows for the fiscal year ended December 31, 2008, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards at December 31, 2008

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Evan L. Kaplan	0	500,000	(1)	$1.70	11/5/2018				500,000	(2)	$610,000

Kenneth D. Denman*	400,000	0	(3)	$5.05	8/10/2014
	108,000	0	(4)	$6.51	5/10/2016
	54,000	0	(5)	$5.09	2/7/2017

Frank Verdecanna**	35,000	0	(6)	$4.75	10/18/2010	20,600	(7)	$25,132
	5,000	0	(8)	$4.75	1/19/2011
	19,375	0	(9)	$0.50	12/12/2011
	15,000	0	(10)	$10.60	5/2/2014
	30,000	0	(11)	$5.05	8/10/2014
	25,000	0	(12)	$5.75	7/28/2015
	45,000	0	(13)	$6.51	5/10/2016
	0	49,400	(14)	$5.09	2/7/2017

John Charters***	300,000	0	(15)	$6.49	11/30/2014	20,600	(7)	$25,132
	45,000	0	(13)	$6.51	5/10/2016
	0	75,000	(14)	$5.09	2/7/2017

Bruce K. Posey****	99,847	0	(16)	$0.85	7/24/2012	20,600	(7)	$25,132
	49,583	0	(17)	$5.05	8/10/2014
	50,000	0	(12)	$5.75	7/28/2015
	45,000	0	(13)	$6.51	5/10/2016
	0	49,400	(14)	$5.09	2/7/2017

Joel Wachtler*****	100,000	0	(18)	$20.02	10/20/2013	20,600	(7)	$25,132
	40,000	0	(10)	$10.60	5/2/2014
	105,000	0	(19)	$5.05	8/10/2014
	45,000	0	(13)	$6.51	5/10/2016
	0	49,400	(14)	$5.09	2/7/2017

*	Mr. Denman resigned as a director, officer and employee of iPass effective November 10, 2008.
**	Mr. Verdecanna’s employment with iPass will terminate on approximately July 31, 2009
***	Mr. Charters’ employment with iPass is expected to terminate on August 31, 2009.
****	Mr. Posey resigned as an iPass employee and officer effective January 30, 2009.
*****	Mr. Wachtler resigned as an iPass employee and officer effective March 31, 2009.

(1)	The shares subject to the option vest in the following manner: 25% of the shares vest on November 5, 2009 and the remaining 75% of the shares vest monthly over the following 36 months.
(2)	These shares are performance-based shares which shall be earned upon the achievement of certain performance criteria.
(3)	The shares subject to the option vest in the following manner: monthly in 24 equal monthly installments beginning November 1, 2006.
(4)	The shares subject to the option vest in the following manner: 50% of the shares vested on May 15, 2008 and 50% of the shares vested on November 7, 2008 (vesting accelerated due to Mr. Denman’s resignation from the Company).
(5)	The shares subject to the option vested in the following manner: 50% of the shares vested on November 7, 2008 (vesting accelerated due to Mr. Denman’s resignation from the Company) and 50% of the shares were forfeited in connection with Mr. Denman’s resignation on November 7, 2008.
(6)	The shares subject to the option vest in the following manner: 25% of the shares vest on October 16, 2001 and the remaining 75% of the shares vest monthly over the following 36 months.
(7)	The shares vest in the following manner: 50% of the shares vest on June 15, 2009 and 50% of the shares vest on June 15, 2010.
(8)	The shares subject to the option vest in the following manner: 25% of the shares vest on January 19, 2002 and the remaining 75% of the shares vest monthly over the following 36 months.
(9)	The shares subject to the option vest in the following manner: 25% of the shares vest on November 12, 2002 and the remaining 75% of the shares vest monthly over the following 36 months.
(10)	The shares subject to the option vest in the following manner: 25% of the shares vest on April 1, 2005 and the remaining 75% of the shares vest monthly over the following 36 months.
(11)	The shares subject to the option vest in the following manner: monthly in 48 equal monthly installments beginning July 1, 2004.
(12)	The shares subject to the option are fully vested and exercisable on February 1, 2007.
(13)	The shares subject to the option vest in the following manner: 50% of the shares vest on May 15, 2008 and 50% of the shares vest on November 15, 2008. Includes shares that were initially subject to performance vesting conditions, which have been satisfied.
(14)	The shares subject to the option vest in the following manner: 50% of the shares vest on May 15, 2009 and 50% of the shares vest on November 15, 2009.
(15)	The shares subject to the option vest in the following manner: 25% of the shares vest on November 29, 2005 and the remaining 75% of the shares vest monthly over the following 36 months.
(16)	The shares subject to the option vest in the following manner: 25% of the shares vest on July 8, 2003 and the remaining 75% of the shares vest monthly over the following 36 months.
(17)	The shares subject to the option vest in the following manner: monthly in 48 equal monthly installments beginning August 11, 2006.
(18)	The shares subject to the option vest in the following manner: 25% of the shares vest on September 14, 2004 and the remaining 75% of the shares vest monthly over the following 36 months.
(19)	The shares subject to the option vest in the following manner: monthly in 36 equal monthly installments beginning July 1, 2004.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2008, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers.

Option Exercises and Stock Vested in Fiscal 2008

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth D. Denman(1)	153,000	$264,510
Evan L. Kaplan	—	—
Frank Verdecanna(2)	22,500	$42,638
John Charters(3)	22,500	$42,638
Bruce K. Posey(4)	22,500	$42,638
Joel Wachtler(5)	22,500	$42,638

(1)	Mr. Denman resigned as a director, officer and employee of iPass effective November 10, 2008.
(2)	Mr. Verdecanna’s employment with iPass is expected to terminate on approximately July 31, 2009
(3)	Mr. Charters’ employment with iPass is expected to terminate on August 31, 2009.
(4)	Mr. Posey resigned as an iPass employee and officer effective January 30, 2009.
(5)	Mr. Wachtler resigned as an iPass employee and officer effective March 31, 2009.

Supplementary Compensation Policies

Director and Officer Indemnification

We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as an employee, officer, director or other agent of iPass, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Employment, Severance, and Change-in-Control Agreements

Kenneth D. Denman Separation Agreement

Mr. Denman, our former Chairman, President and Chief Executive Officer, resigned as an iPass employee, officer and director effective November 10, 2008. On November 3, 2008, the Company and Mr. Denman entered into a separation agreement which provided for (i) a cash severance payment equal to nine months of his base salary and a bonus severance amount of $47,250, (ii) health insurance premiums for up to 18 months under the group health insurance policies, and (iii) nine months of vesting acceleration of all outstanding stock options and equity awards (any specified performance target conditions contained in those stock options and equity awards did not prevent the accelerated vesting for those awards).

Evan L. Kaplan Employment Agreement

Mr. Kaplan, our President and Chief Executive Officer, accepted employment with us as President and Chief Executive Officer pursuant to the terms of an employment agreement dated November 1, 2008 (the “Kaplan Employment Agreement”). The Kaplan Employment Agreement provides that Mr. Kaplan is an at will employee, which means we can terminate his employment at any time, with or without cause. Under the Kaplan Employment Agreement, Mr. Kaplan will receive (i) an initial annual salary of $350,000, potentially adjusted beginning calendar year 2010 and (ii) an annual bonus, with an initial target amount of $250,000, if he achieves the performance goals established each year as part of the management incentive plan. Additionally, pursuant to the Kaplan Employment Agreement, Mr. Kaplan (i) received a 2008 annual performance bonus based on the target amount of $250,000 and prorated to reflect his mid-year hire, (ii) was granted an option to purchase 500,000 shares of Company common stock, vesting with respect to 25% of the shares after one year, and thereafter a in a series of thirty-six successive equal monthly installments over a three-year period, and (iii) was granted performance shares covering 500,000 shares of Company common stock pursuant to the Company’s 2003 Equity Incentive Plan. The performance shares will vest in five installments of 100,000 shares each upon the Company achieving specified targets for earnings before interest, tax and amortization.

Frank Verdecanna Severance Agreement

On May 28, 2009, iPass entered into a severance agreement with Mr. Verdecanna pursuant to which Mr. Verdecanna’s employment with iPass is expected to terminate on July 31, 2009. The agreement confirms Mr. Verdecanna’s right to payments of bonuses earned through the date of termination of his employment, and the amounts payable to him pursuant to the iPass Inc. Executive Corporation Transaction and Severance Benefit Plan (the “Severance Plan”). These amounts consist of:

•	six months base salary;

•	one quarter of 2009 target bonus; and

•	health insurance coverage (COBRA) for Mr. Verdecanna and his dependents for up to 12 months (or earlier if he becomes a participant in another health coverage plan).

Executive Officer Employment Agreements

Each of our other named executive officers has a signed offer letter with us. These offer letters provide that the executive officer is an at-will employee. These offer letters provide for salary, an annual bonus paid quarterly based upon the successful completion of specified performance objectives and equity, as well as other customary benefits and terms. Information for 2008, 2007, and 2006 regarding the compensation earned by our named executive officers is described in the “Compensation of Executive Officers—Summary Compensation Table.”

In addition, if within eighteen (18) months following the closing of a Corporate Transaction, (i) the employment of the executive by iPass, or an affiliate of iPass, is terminated by iPass without “Cause” or (ii) if the executive officer resigns his or her employment for “Good Reason,” then all of the executive officer’s then outstanding equity incentive awards shall vest in full upon the date of such termination (the “Change of Control Provisions”). For the purposes of this provision:

•

“Corporate Transaction” shall mean (i) the sale of all or substantially all of our assets or (ii) a merger of us with or into another entity in which our stockholders immediately prior to the closing of the transaction own less than a majority of the ownership interest of iPass immediately following such closing. For purposes of determining whether our stockholders prior to the occurrence of a transaction described above own less than fifty percent (50%) of the voting securities of the relevant entity afterwards, only the lesser of the voting power held by a person either before or after the transaction shall be counted in determining that person’s ownership afterwards;

•

“Cause” shall mean the occurrence of any of the following (and only the following): (i) conviction of the terminated executive officer of any felony involving fraud or act of dishonesty against us or its parent corporation or subsidiary corporation (whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code (“Affiliates”)); (ii) conduct by the terminated executive officer which, based upon good faith and reasonable factual investigation and determination of our Board of Directors, demonstrates gross unfitness to serve; or (iii) intentional, material violation by the terminated executive officer of any statutory fiduciary duty of the terminated executive officer to iPass or its Affiliates;

•

“Good Reason” shall mean resignation by the executive officer of his or her employment because (i) we require that such executive officer relocate to a worksite that is more than 60 miles from its current principal executive office, unless such executive officer agrees to such a relocation; or (ii) we reduce the executive officer’s monthly salary below the gross rate of the then-existing rate at the time of the closing of the Corporate Transaction, unless the executive officer agrees in writing to such reduction.

Executive Corporate Transaction and Severance Benefit Plan

On August 9, 2007, our Board of Directors adopted the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan (the “Plan”), and designated each of our executive officers as participants. Pursuant to the terms of the Plan, each executive officer will be entitled to receive severance benefits in the event that the termination of the executive officer’s employment with iPass is an “Involuntarily Termination Without Cause,” or the executive officer resigns as a result of a “Constructive Termination.” If one of these events occur, iPass shall make a cash severance payment to the executive officer in an amount equal to six (6) months of the executive officer’s monthly base salary, as in effect on the date of the employment termination, or nine (9) months of the executive officer’s monthly base salary if the employment termination is within eighteen (18) months of an acquisition of iPass or all or substantially all of its assets (a “Corporate Transaction Termination”).

In addition, if the executive officer is entitled to the cash severance described above and provided that the executive officer received an overall performance rating equivalent to or greater than “meets expectations” in the most recent performance evaluation cycle preceding termination of the executive officer’s employment, iPass will make an additional cash severance payment to the executive officer as follows: (i) in the case of a termination that is not a Corporate Transaction Termination, in an amount equal to one quarter of the executive officer’s target bonus amount under iPass’ annual bonus plan, and (ii) in the case of a Corporate Transaction Termination, in an amount to be determined by the plan administrator but no greater than nine-twelfths (9/12th) of the executive officer’s target bonus amount under iPass’ annual bonus plan.

Further, if the executive officer is entitled to the cash severance described above, (i) the executive officer will also be entitled to COBRA coverage paid by iPass for a period of eighteen (18) months in the case of a Corporate Transaction Termination, or for a period of twelve (12) months otherwise, and (ii) in the case of a Corporate Transaction Termination, all outstanding options to purchase iPass’ common stock and all restricted stock issued pursuant to any equity incentive plan of iPass that are held by the executive officer on the date of the employment termination shall be accelerated in full. The Plan provides no accelerated vesting of outstanding options or restricted stock in the event of a termination not occurring within eighteen (18) months after a Corporate Transaction.

The Plan also provides that, upon the consummation of a Corporate Transaction, any specified performance target or vesting condition contained in any restricted stock awards shall be deemed satisfied provided that the executive officer continues to render services for iPass or an affiliate following the Corporate Transaction for any required period of time contained in such restricted stock awards, if any.

The executive officers will only be entitled to the benefits described above if they execute a release of claims against iPass. Further, certain of the benefits described above may be reduced in the event that the benefits would have an adverse tax effect on the executive officer.

For the purposes of the Plan:

•	“Involuntary Termination Without Cause” means a termination by iPass of a participant’s employment relationship with iPass or an affiliate of iPass for any reason other than for “Cause.”

•

“Cause” means the occurrence of any of the following (and only the following): (i) conviction of the participant of any felony involving fraud or act of dishonesty against iPass or its affiliates; (ii) conduct by the participant which, based upon good faith and reasonable factual investigation and determination of the Board, demonstrates gross unfitness to serve; or (iii) intentional, material violation by the participant of any contractual, statutory, or fiduciary duty of the participant to iPass or its affiliates.

•

“Constructive Termination” means a resignation of employment by a participant no later than twelve (12) months after an action or event which constitutes “Good Reason” is undertaken by iPass or occurs.

•

“Good Reason” means mean either of the following actions or events: (i) iPass requires that the participant relocate to a worksite that is more than sixty (60) miles from its principal executive office;

or (ii) iPass materially reduces the participant’s base salary below its then-existing gross rate; provided however that, in order to qualify as “Good Reason,” the participant must submit to iPass a written notice, within ninety (90) days after the occurrence of either of the actions or events described in (i) and (ii) above, describing the applicable actions or events, and provide iPass with at least thirty (30) days from its receipt of the participant’s written notice in which to cure such actions or events prior to termination of the participant’s employment, and provided further that, the participant’s employment must terminate no later than twelve (12) months after the applicable actions or events described in (i) and (ii) above.

In addition, Mr. Verdecanna will receive a bonus for the third quarter of 2009, pro-rated for the amount of months employed during the quarter.

Potential Payments upon Termination or Change-in-Control

Summary of Benefits—Named Executive Officers

The following table describes the potential payments and benefits for each of our named executive officers under their employment agreements and the Plan, upon employment termination without cause or resignation as a result of a constructive termination reason and if he signs a general release of all claims against us, as if his employment had terminated as of December 31, 2008:

Name	Compensation and Benefits	Termination Without Cause or Constructive Termination; Corporate Transaction within 18 Months		Termination Without Cause or Constructive Termination; no Corporate Transaction within 18 Months
Kenneth D. Denman*	—	—		—

Evan L. Kaplan	Base Salary	$262,500		$175,000
	Bonus	$187,500	(1)	$62,500
	COBRA Payments	$26,100	(2)	$17,400
	Accelerated Vesting	$610,000	(3)	$0

Frank E. Verdecanna**	Base Salary	$172,500		$115,000
	Bonus	$75,000	(1)	$25,000
	COBRA Payments	$26,100	(2)	$17,400
	Accelerated Vesting	$25,132	(3)	$0

John C. Charters***	Base Salary	$202,500		$135,000
	Bonus	$112,500	(1)	$37,500
	COBRA Payments	$26,478	(2)	$17,652
	Accelerated Vesting	$25,132	(3)	$0

Bruce K. Posey****	Base Salary	$187,500		$125,000
	Bonus	$93,750	(1)	$31,250
	COBRA Payments	$26,100	(2)	$17,400
	Accelerated Vesting	$25,132	(3)	$0

Joel Wachtler*****	Base Salary	$150,000		$100,000
	Bonus	$75,000	(1)	$25,000
	COBRA Payments	$26,100	(2)	$17,400
	Accelerated Vesting	$25,132	(3)	$0

*	Mr. Denman resigned as a director, officer and employee of iPass effective November 10, 2008.

**	Mr. Verdecanna’s employment with iPass will terminate on approximately July 31, 2009
***	Mr. Charters’ employment with iPass is expected to terminate on August 31, 2009.
****	Mr. Posey resigned as an iPass employee and officer effective January 30, 2009.
*****	Mr. Wachtler resigned as an iPass employee and officer effective March 31, 2009.
(1)	Assumes that the executive officer received an overall performance rating equivalent to or greater than “meets expectations” in the most recent performance evaluation cycle preceding termination of the executive officer’s employment.
(2)	Assumes the executive officer would receive the full COBRA reimbursement at iPass’ expense for eighteen (18) months.
(3)	With respect to stock options, calculated as the difference between the closing sales price per share on December 31, 2008, and the exercise price, multiplied by the number of shares subject to the accelerated vesting. With respect to restricted stock, calculated as the value, based on the closing sales price per share on December 31, 2008, of the number of shares of restricted stock subject to the accelerated vesting.

In addition, if the named executive officers’ employment was not terminated within eighteen (18) months of a Corporate Transaction, and a Corporate Transaction occurred on December 31, 2008, then any specified performance target or vesting condition determined by reference to performance targets or operations of iPass or an affiliate contained in any restricted stock awards issued to them would be deemed satisfied. However, such restricted stock awards would still be subject to time-based vesting.

See the table above entitled “Outstanding Equity Awards at December 31, 2008” for total stock options held by our named executive officers as of December 31, 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As previous noted, our compensation committee consists of Messrs. Beletic, Bodine and Patterson. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions in 2008 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, former or current executive officers or, to our knowledge, holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Policies and Procedures For Review of Related Person Transactions

Pursuant to the charter of our Audit Committee, unless previously approved by another independent committee of our Board of Directors, our Audit Committee reviews and, if determined appropriate, approves all related person transactions. It is management’s responsibility to bring related person transactions to the attention of the members of the Audit Committee.

Our Code of Conduct and Ethics provides that our employees, which for the purposes of the Code of Conduct and Ethics, includes our officers and directors, should avoid conflicts of interest that occur when their personal interests may interfere in any way with the performance of their duties or the best interests of iPass. Our Code of Conduct and Ethics also addresses specific types of related person transactions and how they should be addressed. All of our employees, including our officers and directors, are expected and required to adhere to the Code of Conduct and Ethics. If an officer or director has any questions regarding whether a potential transaction would be in violation of the Code of Conduct and Ethics, they are required to bring this to the attention of our Compliance Officer or General Counsel. If the potential transaction is a related person transaction, it would be recognized as such and brought to the Audit Committee for pre-approval.

Further, each of our officers and directors is knowledgeable regarding the requirements of obtaining approval of related person transactions and is responsible for identifying any related-person transaction involving such officer or director or his or her affiliates and immediate family members and seeking approval from our Audit Committee before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.

Our Audit Committee will take into account all relevant factors when determining whether to approve or disapprove of any related person transaction.

Director and Officer Indemnification

We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as an employee, officer, director or other agent of iPass, and otherwise to the full extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are iPass Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to iPass Inc., attention Corporate Secretary, 3800 Bridge Parkway, Redwood Shores, California 94065 or contact Investor Relations at 650-232-4100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, iPass will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents were delivered.

DIRECTIONS TO SPECIAL MEETING LOCATION

The Special Meeting will be held at iPass’ offices at 3800 Bridge Parkway, Redwood Shores, CA 94065 at 9:00 a.m. (local time) on Tuesday, August 18, 2009. Directions to this location are available at http://www.ipass.com/company/company_contactus.html.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the special meeting.

By Order of the Board of Directors

/s/ Evan L. Kaplan
Evan L. Kaplan
President and Chief Executive Officer

July 13, 2009

APPENDIX 1

AMENDMENTS OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

iPASS INC.

APPENDIX 1-A

Text of the Amendment for the 1:3 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each three (3) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX 1-B

Text of the Amendment for the 1:4 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each four (4) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX 1-C

Text of the Amendment for the 1:5 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each five (5) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX 1-D

Text of the Amendment for the 1:6 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each six (6) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX A

IPASS INC.

2003 EQUITY INCENTIVE PLAN

ADOPTED: JANUARY 15, 2003

APPROVED BY STOCKHOLDERS: MARCH 17, 2003

AMENDED: JUNE 24, 2009

AMENDMENT APPROVED BY STOCKHOLDERS:

TERMINATION DATE: JANUARY 14, 2023

1.	Purposes.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Options, (ii) Restricted Stock Awards, (iii) Stock Appreciation Rights, (iv) Phantom Stock and (v) Other Stock Awards.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d) “Change In Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly, or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means iPass Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Entity” means a corporation, partnership or other entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(t) “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a nonstatutory stock option granted pursuant to the Plan that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock granted pursuant to the terms and conditions of Section 7(d).

(z) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(aa) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc) “Plan” means this iPass Inc. 2003 Equity Incentive Plan.

(dd) “Phantom Stock” means the right to receive shares of Common Stock granted pursuant to the terms and conditions of Section 7(b).

(ee) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Stock Appreciation Right” means a right to receive the appreciation of Common Stock that may be granted pursuant to the terms and conditions of Section 7(c).

(ii) “Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, Phantom Stock, a Stock Appreciation Right and an Other Award.

(jj) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(kk) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3.	Administration.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To effect, at any time and from time to time, with the consent of any adversely affected

Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) a Restricted Stock Award (including a stock bonus), (C) a Stock Appreciation Right, (D) Phantom Stock, (E) Other Stock Awards, (F) cash and/or (G) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(iv) To amend the Plan or a Stock Award as provided in Section 12.

(v) To terminate or suspend the Plan as provided in Section 13.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in San Francisco. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.	Shares Subject to the Plan.

(a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate (i) seven million five hundred thousand (7,500,000) shares of Common Stock, plus (ii) any stock award issued under the Company’s 1999 Stock Option Plan or 1997 Stock Option Plan that expires or otherwise terminates, in whole or in part, without having been exercised in full; plus (iii) an annual increase to be added on the first day of the fiscal year of the Company for a period of twenty (20) years, commencing on the first day of the fiscal year that begins on January 1, 2004 and ending on (and including) the first day of the fiscal year that begins on January 1, 2024 (each such day, a “Calculation Date”), equal to five percent (5%) of the shares of Common Stock outstanding on each such Calculation Date (rounded down to the nearest whole share). Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, so long as such number is less than five percent (5%) of the Common Stock outstanding on the Calculation Date.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares from a Stock Award are not delivered to a Participant (because such shares are withheld for taxes, the Stock Award is net exercised or otherwise) the shares that are not delivered shall revert to and again become available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares equal to such payment of Common Stock shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

(a) Eligibility for Specific Stock Awards. Stock Awards may be granted to Employees, Directors and Consultants.

(b) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated nonstatutory stock options at the time of grant. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Exercise Price of An Option. The exercise price of each Option shall be determined by the Board, in its discretion. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder (3) upon the “net exercise” of the Option or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

In the case of a “net exercise” of an Option, the Company will not require a payment from the Participant but will withhold from the shares exercised by the Participant whole shares with a Fair Market Value approximately equal to the aggregate exercise price. With respect to any fractional share required to be withheld for the net exercise, the Company may accept a cash payment for the value of the fractional share.

(c) Transferability of an Option. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(d) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(d) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(e) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(f) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(g) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(h) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(c), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(i) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	Provisions Of Stock Awards Other Than Options.

(a) Restricted Stock Awards. Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical, but each Restricted Stock Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Company Stock. A Restricted Stock Award may be awarded as a stock bonus to the extent permissible under applicable law.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment and must be made in a form of consideration legal under Delaware Corporation Law.

(iii) Vesting. Shares of Common Stock acquired under the Restricted Stock Award agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the Restricted Stock Award agreement.

(v) Transferability. Rights to acquire shares of Common Stock granted under the Restricted Stock Award agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award agreement remains subject to the terms of the Restricted Stock Award agreement.

(b) Phantom Stock. Each Phantom Stock agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Phantom Stock may change from time to time, and the terms and conditions of separate Phantom Stock agreements need not be identical, but each Phantom Stock agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Phantom Stock award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Phantom Stock. To the extent required by law, the consideration to be paid by the Participant for each share of the Phantom Stock will not be less than the par value of a share of Company Stock. The consideration may be paid in any form permitted under applicable laws.

(ii) Vesting. At the time of the grant of Phantom Stock, the Board may impose such restrictions or conditions to the vesting of the shares equivalents as it, in its absolute discretion, deems appropriate, to be contained in the Phantom Stock agreement.

(iii) Additional Restrictions. At the time of the grant of Phantom Stock, the Board may impose such restrictions or conditions that delay the delivery of the consideration after its vesting as it, in its absolute discretion, deems appropriate to be contained in the Phantom Stock agreement.

(iv) Payment. Phantom Stock may be paid in Common Stock or in cash or any combination of the two, as determined by the Board and contained in the Phantom Stock agreement.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Phantom Stock. Such dividend equivalents will be converted into additional shares of Phantom Stock by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of shares of Phantom Stock then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend. The additional shares of Phantom Stock credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Phantom Stock award to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement, shares of Phantom Stock that have not vested will be forfeited upon the Participant’s termination of service for any reason.

(c) Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Stock Appreciation Rights Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Rights Agreements need not be identical, but each Stock Appreciation Rights agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in share equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount that will be determined by the committee at the time of grant of the Stock Appreciation Right.

(ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, to be contained in the Stock Appreciation Rights agreement.

(iii) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Rights Agreement evidencing such right.

(iv) Payment. A Stock Appreciation Right may be paid in Common Stock or in cash or any combination of the two, as determined by the Board and contained in the Stock Appreciation Rights agreement evidencing such right.

(v) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Rights agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Rights Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified in the Stock Appreciation Rights Agreement, the Stock Appreciation Right shall terminate.

(d) Other Stock Award. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other conditions of such Other Stock Awards.

8.	Covenants of the Company.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	Use Of Proceeds From Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	Miscellaneous.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.	Adjustments Upon Changes In Stock.

(a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Change In Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	Amendment of the Plan and Stock Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or the rules of any stock exchange on which the Common Stock is listed.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the twentieth (20th) anniversary of the last date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX B

IPASS INC.

2003 NON-EMPLOYEE DIRECTORS PLAN

Adopted: January 15, 2003

Approved By Stockholders: March 17, 2003

Effective Date: July 23, 2003

Amended by the Board of Directors: March 9, 2006

Amended and Restated by the Board of Directors: April 7, 2006

Amendment and Restatement Approved By Stockholders: June 1, 2006

Amended and Restated by the Board of Directors: August 10, 2006

Amended by the Board of Directors: June 24, 2009

Amendment Approved By Stockholders:

Termination Date: None

1.	Purposes.

(a) Eligible Recipients. The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options and Restricted Stock Awards.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

(a) “Accountant” means the independent public accountants of the Company.

(b) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) “Annual Grant” means one or more Stock Awards granted annually to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(b) of the Plan.

(d) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events after the IPO Date:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date one hundred (100) days following the IPO Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of (i) the Incumbent Board then still in office or (ii) a nominating committee appointed by the Board on or after the date one hundred (100) days following the IPO Date, then such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means iPass Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(n) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o) “Entity” means a corporation, partnership or other entity.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(s) “Initial Grant” means one or more Stock Awards granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(a) of the Plan.

(t) “IPO Date” means the effective date of the closing of the initial public offering of the Common Stock.

(u) “Non-Employee Director” means a Director who is not an Employee.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc) “Plan” means this iPass, Inc. 2003 Non-Employee Directors Plan.

(dd) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 8.

(ee) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Stock Award” means any right to receive Common Stock granted under the Plan, including a Nonstatutory Stock Option or a Restricted Stock Award.

(ii) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.	Administration.

(a) Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Stock Award to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 13.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares Subject to the Plan.

(a) Share Reserve. Subject to the provisions of Section 12 relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven hundred fifty thousand (750,000) shares of Common Stock, plus an annual increase to be added on the first day of the fiscal year of the Company for a period of ten (10) years, commencing on the first day of the fiscal year that begins on January 1, 2004 and ending on (and including) the first day of the fiscal year that begins on January 1, 2014 (each such day, a “Calculation Date”), equal to two hundred fifty thousand (250,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than two hundred fifty thousand (250,000) shares.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

The Stock Awards as set forth in Section 6 automatically shall be granted under the Plan to all Non-Employee Directors of the Company.

6.	Non-Discretionary Grants.

(a) Initial Grants. Without any further action of the Board, each person who on or after June 2, 2006, is elected or appointed for the first time to be a Non-Employee Director of the Company automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, as applicable, be granted an Initial Grant consisting of (i) an Option to purchase thirty thousand (30,000) shares of Common Stock on the terms and conditions set forth in Section 7 and (ii) a Restricted Stock Award of ten thousand (10,000) shares of Common Stock on the terms and conditions set forth in Section 8.

(b) Annual Grants. Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting held in 2006, each person who is then a Non-Employee Director of the Company automatically shall be granted an Annual Grant consisting of (i) an Option to purchase fifteen thousand (15,000) shares of Common Stock on the terms and conditions set forth in Section 7 and (ii) a Restricted Stock Award of five thousand (5,000) shares of Common Stock on the terms and conditions set forth in Section 8.

7.	Option Provisions.

Each Option Agreement shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option Agreement shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(d) Transferability. An Option is transferable by will or by the laws of descent and distribution. An Option also may be transferable upon written consent of the Company if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the exercise of the Option and the subsequent resale of the underlying securities. In addition, Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting. Options shall vest as follows:

(i) Initial Grants: One-third (1/3rd) of the shares shall vest twelve (12) months following the date of grant and one-thirty sixth (1/36th) of the shares shall vest monthly over the next twenty-four (24) months thereafter.

(ii) Annual Grants: The shares shall vest twelve (12) months following the date of grant or, if earlier, on the date of the next Annual Meeting following the date of grant.

(f) Early Exercise. The Option may, but need not, include a provision where by the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(g) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date. If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.	Restricted Stock Award Provisions.

Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. Each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the Restricted Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Restricted Stock Award may be awarded in consideration for (i) past or future services actually or to be rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(b) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with the following vesting schedule:

(i) Initial Grants: One-third ( 1/3rd) of the shares shall vest on each of the first three (3) anniversaries of the date of grant.

(ii) Annual Grants: The shares shall vest twelve (12) months following the date of grant or, if earlier, on the date of the next Annual Meeting following the date of grant; provided, however, that with respect to the Annual Grants granted on the date of the Company’s 2007 Annual Meeting, (1) such Annual Grants shall vest on the date the Audit Committee of the Board of Directors determines that the broadband, software and service fee revenues of the Company in 2008 were $200 million or more, and (2) if the Audit Committee of the Board of Directors determines that the broadband, software and service fee revenues in 2008 were not $200 million or more, then such shares subject to such Annual Grants shall not vest and the Company may receive via a forfeiture condition any or all of the shares of Common Stock held by the Participant which have not vested as of such date under the terms of the Restricted Stock Award Agreement.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(c) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

9.	Covenants of the Company.

(a) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	Miscellaneous.

(a) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(b) No Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (iii) delivering to the Company owned and unencumbered shares of the Common Stock; or (iv) by such other method as may be set forth in the Stock Award Agreement.

(e) Lock-Up Period. Upon exercise of any Stock Award, a Participant may not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Participant, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. A Participant may be required to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to such shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 11(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

12.	Adjustments upon Changes in Common Stock.

(a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the nature, class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Stock Awards specified in Section 6, and the outstanding Stock Awards will be appropriately adjusted in the nature, class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event unless the Board provides otherwise.

(c) Change in Control. In the event of a Change in Control, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, stock awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Change in Control. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose

Continuous Service has not terminated prior to the effective time of the Change in Control, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the change in Control) lapse. If as of, or within twelve (12) months after the effective time of a Change in Control, a Participant’s Continuous Service terminates due to an involuntary termination (not including death or Disability), then, as of the date of termination of Continuous Service, the vesting and exercisability of such Participant’s Stock Award shall be accelerated in full. Where, in connection with the Change in Control, the Participant is required to resign his or her position, such resignation shall be considered an involuntary termination.

(d) Parachute Payments. In the event that the acceleration of the vesting and exercisability of the Stock Awards provided for in subsection 12(c) and benefits otherwise payable to a Participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Participant’s benefits hereunder shall be either:

(i) provided to such Participant in full, or

(ii) provided to such Participant as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and such Participant otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by the Accountants. In the event of a reduction of benefits hereunder, the Participant shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

If, notwithstanding any reduction described in this subsection, the Internal Revenue Service (the “IRS”) determines that the Participant is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the “Repayment Amount.” The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.

Notwithstanding any other provision of this subsection 12(d), if (i) there is a reduction in the payment of benefits as described in this subsection, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds (calculated as if the Participant’s benefits had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the payment of benefits is maximized.

13.	Amendment of the Plan and Stock Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.	Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.	Effective Date of Plan.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	Choice of Law.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

APPENDIX C

IPASS INC.

1999 STOCK OPTION PLAN

Adopted: June 30, 1999

Approved By Stockholders: July 22, 1999

Amended: December 16, 1999

Amended: March 10, 2000

Amendment Approved By Stockholders: March 10, 2000

Amended: July 28, 2000

Amendment Approved By Stockholders: July 31, 2000

Amended: December 13, 2001

Amendment Approved By Stockholders: November 12, 2002

Amended: April 25, 2003

Amendment Approved By Stockholders: May 29, 2003

Amended: June 24, 2009

Amendment Approved By Stockholders:

Termination Date: June 29, 2009

1. Purposes.

(a) Eligible Option Recipients. The persons eligible to receive Options are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Options. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Options: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means the occurrence of any of the following (and only the following): (i) conviction of the terminated Participant of any felony involving fraud or act of dishonesty against the Company or its Affiliates; (ii) conduct by the terminated Participant which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the terminated Participant is an Officer, of the Board), demonstrates gross unfitness to serve; or (iii) intentional, material violation by the terminated Participant of any statutory or fiduciary duty of the terminated Participant to the Company or its Affiliates. In addition, if the terminated Participant is not an Officer, Cause also shall include poor performance of the terminated Participant’s services for the Company or its Affiliates as determined by the Company following (A) written notice to the Participant describing the nature of such deficiency and (b) the Participant’s failure to cure such deficiency within thirty (30) days following receipt of the such written notice.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means iPass Inc., a Delaware corporation.

(h) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

(i) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(j) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(k) “Director” means a member of the Board of Directors of the Company.

(l) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(m) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows and in each case in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(r) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(v) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(w) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(x) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(y) “Participant” means a person to whom a Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(z) “Plan” means this iPass Inc. 1999 Stock Option Plan.

(aa) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(bb) “Securities Act” means the Securities Act of 1933, as amended.

(cc) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Option; and the number of shares of Common Stock with respect to which a Option shall be granted to each such person.

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Option as provided in Section 11.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

4. Shares Subject to the Plan.

(a) Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate thirteen million (13,000,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

(a) Eligibility for Specific Options. Incentive Stock Options may be granted only to Employees. Options other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 10 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than five hundred thousand (500,000) shares of Common Stock during any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, this subsection 5(c) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

(d) Consultants.

(i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Option if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii) From and after the Listing Date, a Consultant shall not be eligible for the grant of a Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii) As of April 7, 1999 Rule 701 and Form S-8 generally are available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Minimum Vesting Prior to the Listing Date. Notwithstanding the foregoing subsection 6(g), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

(i) Options granted prior to the Listing Date to an Employee who is not an Officer, Director or

Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(ii) Options granted prior to the Listing Date to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

(i) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. Notwithstanding the foregoing, if an Optionholder’s Continuous Service as an Employee, Director or Consultant is terminated for Cause, then the Option shall terminate on the date of such cessation of services. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(j) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(k) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(l) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(m) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(n) Right of Repurchase. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option; provided, however, that (i) such repurchase right shall be exercisable only with (A) the ninety (90) day period following the termination of Continuous Service, or (B) such longer period as may be agreed to by the Company and the Optionholder (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding “qualified small business stock”)), (ii) such repurchase right shall be exercisable for less than all of the vested shares only with the Optionholder’s consent, and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares at a repurchase price equal to the greater of (A) the stock’s Fair Market Value at the time of such termination or (B) the original purchase price paid for such shares by the Optionholder.

Notwithstanding the foregoing, the right to repurchase vested shares may be subject to different terms in the Board’s discretion. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock’s Fair Market Value if the original purchase price is less than the stock’s Fair Market Value.

(o) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this subsection 6(n), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

(p) Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement.

Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7. Covenants of the Company.

(a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

8. Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.

9. Miscellaneous.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Option may first be exercised or the time during which a Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Participant has satisfied all requirements for exercise of the Option pursuant to its terms.

(c) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Option for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Option Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of Common Stock under the Option; provided, however, that no shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

10. Adjustments Upon Changes In Stock.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, non-stock dividend other than an ordinary cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Change In Control—Dissolution Or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

(c) Change In Control—Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume or continue any Options outstanding under the Plan or shall substitute similar Options (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

11. Amendment of the Plan and Options.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

12. Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time.

Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Participant.

13. Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Option shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14. Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX D

GRIC COMMUNICATIONS, INC.

1999 EQUITY INCENTIVE PLAN

As Adopted September 13, 1999

Amended by the Board of Directors: June 24, 2009

Amendment Approved By Stockholders:

1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2. Shares Subject to the Plan.

2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 4,500,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. In addition, any authorized shares not issued or subject to outstanding grants under the 1995 Stock Option Plan and the 1997 Stock Option Plan (the “Prior Plans”) on the Effective Date (as defined below) and any shares issued under the Prior Plans that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plans, but will be available for grant and issuance under this Plan. In addition, on January 1, 2000 and each anniversary thereafter, the aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be increased automatically by a number of Shares equal to 5% of the total outstanding shares of the Company as of the immediately preceding December 31, provided that no more than 20,000,000 shares shall qualify as ISOs (as defined in Section 5 below). At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee. Further, if any cash dividend other than an ordinary cash dividend is paid, the number of shares available under the Plan will be appropriately adjusted and the outstanding Awards will be appropriately adjusted; the Board shall make such adjustments, and its determination shall be final, binding and conclusive.

3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 3,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5. Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOS”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 9 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such

Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7. Stock Bonuses.

7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

8. Payment for Share Purchases.

8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d) by waiver of compensation due or accrued to the Participant for services rendered;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9. Automatic Grants to Outside Directors.

9.1 Types of Options And Shares. Options granted under this Plan and subject to this Section 9 shall be NQSOs.

9.2 Eligibility. Options subject to this Section 9 shall be granted only to Outside Directors.

9.3 Initial Grants. Each Outside Director who was a member of the Board before the Effective Date will automatically be granted an Option for 10,000 Shares on the Effective Date, unless such Outside Director received a grant of Options before the Effective Date. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an Option for 10,000 Shares on the date such Outside Director first becomes a member of the Board (in either case an “Initial Grant”).

9.4 Succeeding Grants. Immediately following each Annual Meeting of stockholders, each Outside Director will automatically be granted an Option for 7,500 Shares (a “Succeeding Grant”), provided the Outside Director is a member of the Board on such date and has served continuously as a member of the Board for a period of at least one year since the date of such Outside Director’s Initial Grant.

9.5 Vesting. The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the “Start Date” for such Option.

(a) Initial Grants. Each Initial Grant will vest as to twenty percent (20%) of the Shares on the ten (10) month anniversary of the Start Date for such Initial Grant, and as to 2% of the Shares on each subsequent monthly anniversary of the Start Date, so long as the Optionee continuously remains a director of the Company.

(b) Succeeding Grants. Each Succeeding Grant will vest as to 2% of the Shares on each monthly anniversary of the Start Date, so long as the Optionee continuously remains a director of the Company.

Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 18.1, the vesting of all options granted to Outside Directors pursuant to this Section 9 will accelerate and such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any options not exercised within such three-month period shall expire.

9.6 Exercise Price. The exercise price of an Option pursuant to an Initial Grant or Succeeding Grant shall be the Fair Market Value of the Shares, at the time that the Option is granted.

10. Withholding Taxes.

10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

10.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

11. Transferability.

11.1 Except as otherwise provided in this Section 11, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

11.2 All Awards Other Than NQSO’s. All Awards other than NQSO’s shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

11.3 NQSOS. Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

12. Privileges of Stock Ownership; Restrictions on Shares.

12.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.

12.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

12.3 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13. Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; PROVIDED, HOWEVER, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18. Corporate Transactions.

18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19. Adoption and Stockholder Approval. This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company’s Common Stock is declared effective by the SEC (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

20. Term of Plan/Governing Law. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

21. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. Definitions. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means GRIC Communications, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(c) in the case of an Award made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(e) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(f) any person (other than a tenant or employee) sharing the Participant’s household;

(g) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(h) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(i) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent, Subsidiary or Affiliate of the Company.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(j) Net revenue and/or net revenue growth;

(k) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(l) Operating income and/or operating income growth;

(m) Net income and/or net income growth;

(n) Earnings per share and/or earnings per share growth;

(o) Total stockholder return and/or total stockholder return growth;

(p) Return on equity;

(q) Operating cash flow return on income;

(r) Adjusted operating cash flow return on income;

(s) Economic value added; and

(t) Individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

“Plan” means this GRIC Communications, Inc. 1999 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement.

The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

APPENDIX E

GRIC COMMUNICATIONS, INC.

(FORMERLY AIMQUEST CORPORATION)

1997 STOCK OPTION PLAN

AS ADOPTED NOVEMBER 10, 1997

AMENDED BY THE BOARD OF DIRECTORS: JUNE 24, 2009

AMENDMENT APPROVED BY STOCKHOLDERS:

1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 21 hereof. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act.

2. Shares Subject to the Plan.

2.1 Number of Shares Available. Subject to Sections 2.2 and 16 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 1,500,000 Shares or such lesser number of Shares as permitted under Section 260.140.45 of Title 10 of the California Code of Regulations. Subject to Sections 2.2 and 16 hereof, Shares that are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option will be available for grant and issuance in connection with future Options under this Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Options granted under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan and (b) the Exercise Prices of and number of Shares subject to outstanding Options, will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee in its discretion. Further, if any cash dividend other than an ordinary cash dividend is paid, the number of shares available under the Plan will be appropriately adjusted and the outstanding Options will be appropriately adjusted; the Board shall make such adjustments, and its determination shall be final, binding and conclusive.

3. Eligibility. ISOs (as defined in Section 5 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs (as defined in Section 5 hereof) may be granted to employees, officers, directors and consultants of the Company or of any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Option under this Plan.

4. Administration.

4.1 Committee Authority. This Plan will be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee has full power to implement and carry out this Plan. Without limitation, the Committee has the authority to:

(a) construe and interpret this Plan, any Stock Option Agreement or Exercise Agreement (each as defined in Section 5 hereof) and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan;

(c) select persons to receive Options;

(d) determine the form and terms of Options;

(e) determine the number of Shares or other consideration subject to Options;

(f) determine whether Options will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, any Options granted under this Plan or any awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Option conditions;

(h) determine the vesting and exercisability of Options;

(i) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Option or any Stock Option Agreement or Exercise Agreement (each as defined in Section 5 hereof);

(j) determine whether an Option has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Option will be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of this Plan or Option, and subject to Section 5.9 hereof, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Option under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant Options under this Plan.

5. Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form Of Option Grant. Each Option granted under this Plan will be evidenced by an Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable immediately (subject to repurchase pursuant to Section 10 hereof) or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. Subject to earlier termination of the Option as provided herein, each Participant who is not an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company shall have the right to exercise an Option granted hereunder at the rate of at least twenty percent (20%) per year over five (5) years from the date such Option is granted.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than eighty five percent (85%) of the Fair Market Value of the Shares on the date of grant; provided that (a) the Exercise Price of an ISO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any Option granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 6 hereof.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

5.6 Termination. Subject to earlier termination pursuant to Sections 16 or 17 hereof and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death, Disability or Cause, then the Participant may exercise such Participant’s Options, only to the extent that such Options are exercisable on the Termination Date and such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days after the Termination Date, or such longer time period not exceeding five (5) years after the Termination Date as may be determined by the Committee, with any exercise after three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after Participant’s Termination other than for Cause), then Participant’s Options may be exercised, only to the extent that such Options are exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months after the Termination Date, or such longer time period not exceeding five (5) years after the Termination Date as may be determined by the Committee, with any exercise after (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Code Section 22(e)(3), or (ii) twelve (12) months after the Termination Date when the Termination is because of Participant’s disability, within the meaning of Code Section 22(e)(3), deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs.

In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 17 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 5.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. Payment for Share Purchases.

6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that: (i) either (A) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by the Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

(d) by waiver of compensation due or accrued to the Participant for services rendered;

(e) provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD DEALER”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

6.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

7. Withholding Taxes.

7.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Options granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Options are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

7.2 Stock Withholding. When, under applicable tax laws, the Participant incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

8. Privileges of Stock Ownership.

8.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 10 hereof. The Company will comply with Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of Common Stock.

8.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Options outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Participants when issuance is limited to key employees whose services in connection with the Company assure them access to equivalent information.

9. Transferability. Options granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant an Option will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Option may be made only by the Participant or Participant’s legal representative.

10. Restrictions on Shares.

10.1 Right of First Refusal. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Stock Option Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, unless otherwise not permitted by Section 25102(o) of the California Corporations Code, provided, that such right of first refusal terminates upon the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

10.2 Right of Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Stock Option Agreement a right to repurchase Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after Participant’s Termination Date (or in the case of securities issued upon exercise of an Option after the Participant’s Termination Date, within ninety (90) days after the date of such exercise) for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price, provided, that to the extent the Participant is not an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company such right to repurchase Unvested Shares lapses at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant of the Option.

11. Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

12. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.

In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

13. Exchange and Buyout of Options. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, shares of Common Stock of the Company (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

14. Securities Law and Other Regulatory Compliance. This Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o). An Option will not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

15. No Obligation to Employ. Nothing in this Plan or any Option granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

16. Corporate Transactions.

16.1 Assumption or Replacement of Options by Successor or Acquiring Company. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges with the Company in such merger, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their shares or other equity interests in the Company, or (d) the sale of all or substantially all of the assets of the Company, any or all outstanding Options may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Options). The successor or acquiring corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction described in this Section 16.1. In the event such successor or acquiring corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a transaction described in this Section 16.1, then notwithstanding any other provision in this Plan to the contrary, such Options will expire on such transaction at such time and on such conditions as the Board will determine.

16.2 Other Treatment of Options. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 16, in the event of the occurrence of any transaction described in Section 16.1 hereof, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

16.3 Assumption of Options by the Company. The Company, from time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under this Plan in substitution of such other company’s option, or (b) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an option granted by another company, the terms and conditions of such option will remain unchanged (EXCEPT that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

17. Adoption and Shareholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Options pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan, and (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company. In the event that initial shareholder approval is not obtained within twelve (12) months before or after this Plan is adopted by the Board, all Options granted hereunder will be canceled.

18. Term of Plan/Governing Law. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California.

19. Amendment or Termination of Plan. Subject to Section 5.9 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Stock Option Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to Section 25102(o) of the California Corporations Code or the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

20. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options or any other equity awards outside of this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21. Definitions. As used in this Plan, the following terms will have the following meanings:

“Board” means the Board of Directors of the Company.

“Cause” means Termination because of (i) any willful material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant’s conviction for or guilty plea to, a felony or a crime involving moral turpitude or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves a personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any material provision of any agreement or understanding between the Company or a Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an employee, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (iv) Participant’s intentional disregard of the policies of the Company or a Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board to administer this Plan, or if no committee is appointed, the Board.

“Company” means AimQuest Corporation or any successor or acquiring corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Option” means an award of an option to purchase Shares pursuant to Section 5 hereof.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Option under this Plan.

“Plan” means this AimQuest Corporation 1997 Stock Option Plan, as amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16 hereof, and any successor security.

“Subsidiary” or “Subsidiaries” means any corporation or corporations (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while the Participant is on leave from the Company or a Parent or Subsidiary of the Company as the Committee may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in Section 2.2 of the Stock Option Agreement.

“Vested Shares” means “Vested Shares” as defined in Section 2.2 of the Stock Option Agreement.

iPASS INC.

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DESIGNATION (IF ANY)

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time),

on August 17, 2009.

Vote by Internet

Log on to the Internet and go to www.investorvote.com/IPAS

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

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TO VOTE BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors Recommends a Vote “FOR” Items 1 and 2:

For Against Abstain

1. Company proposal to amend iPass’ equity incentive plans

For Against Abstain

2. Company proposal to approve the amendments to the

Certificate of Incorporation, as amended, to effect a reverse stock split

The proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion with respect to any other matter that properly comes before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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TO VOTE BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — iPASS INC.

Proxy Solicited on Behalf of the Board of Directors for the August 18, 2009 Special Meeting of Stockholders

Even L. Kaplan, Steven Gatoff and William P. Garvey, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of iPass Inc., a Delaware corporation, held by the undersigned on July 10, 2009, the record date for the Special Meeting of Stockholders to be held on August 18, 2009, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR the proposals set forth in Items 1 and 2. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.ipass.com/proxy

(continued on reverse side)